Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-175107

Prospectus Supplement

(To Prospectus dated August 30, 2011)

10,000,000 Shares

Class A Common Stock

We are offering 10,000,000 shares of Class A common stock, par value $0.01 per share, in this offering.

Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “CWST”. On September 27, 2012, the last reported sale price was $4.33 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-12 of this prospectus supplement and the risk factors described in the other documents incorporated by reference herein.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$4.000	$40,000,000
Underwriting discounts and commissions	$0.268	$2,680,000
Proceeds, before expenses, to us	$3.732	$37,320,000

We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to 1,500,000 additional shares of Class A common stock at the public offering price less the underwriting discounts and commissions to cover over-allotments, if any. If the underwriters exercise this right in full, the total underwriting discounts and commissions payable by us will be $3,082,000, and the total proceeds to us, before expenses, will be $42,918,000.

The underwriters expect to deliver the shares of Class A common stock to purchasers on or about October 3, 2012, subject to the satisfaction of certain conditions.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Co-Managers

KeyBanc Capital Markets	Raymond James	Wunderlich Securities

The date of this prospectus supplement is September 28, 2012

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Class A common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein. We have not authorized, and the underwriters have not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates hereof or thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Casella,” the “Company” and similar designations refer to Casella Waste Systems, Inc. and all of its subsidiaries. The Casella logo and all other Casella product names are trademarks of Casella or its subsidiaries in the United States and in other select countries. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

S-ii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference herein or therein.

Unless otherwise indicated or required by the context, the terms “we,” “our,” “us” and the “Company” refer to Casella Waste Systems, Inc. and all of its subsidiaries that are consolidated under GAAP. Each of our fiscal years 2010, 2011 and 2012 ended on April 30 of that year. When we refer to a year, we are referring to the fiscal year ended on April 30 of that respective year.

Our Company

Founded in 1975 with a single truck, Casella Waste Systems, Inc. is a vertically-integrated solid waste, recycling and resource management services company. We provide resource management expertise and services to residential, commercial, municipal and industrial customers, primarily in the areas of solid waste collection, transfer, disposal, recycling and organics services. We operate in six states—Vermont, New Hampshire, New York, Massachusetts, Maine and Pennsylvania, with our headquarters located in Rutland, Vermont. We manage our solid waste operations on a geographic basis through two regional operating segments, the Eastern and Western regions, each of which includes a full range of solid waste services, and our larger-scale recycling operations and commodity brokerage operations through our Recycling segment. Our Other segment includes ancillary operations, major customer accounts, discontinued operations and earnings from equity method investees.

As of August 20, 2012, we owned and/or operated 32 solid waste collection operations, 31 transfer stations, 17 recycling facilities, nine Subtitle D landfills, four landfill gas-to-energy facilities and one landfill permitted to accept construction and demolition materials. We also own and operate Maine Energy, our only waste-to-energy facility, which we are in the process of divesting. In addition to our primary operations, we also hold interests in related operations as follows: we hold a 51% economic interest and a 50% voting interest in Casella-Altela Regional Environmental Services, LLC, a joint venture that develops, owns and operates water and leachate treatment projects for the natural gas drilling industry in Pennsylvania and New York; a 50% membership interest in US GreenFiber LLC, which manufactures markets and sells cellulose insulation made from recycled fiber; a 50% membership interest in Tompkins County Recycling LLC, a joint venture that operates a material recovery facility in Tompkins County, NY; an 11.9% membership interest in AGreen, a joint venture that brings advanced nutrient management, renewable energy and water technologies to small and medium sized farms; a 6.2% ownership interest in RecycleRewards, a company that markets an incentive based recycling service; a 6.3% ownership interest in GreenerU, a company that delivers energy and sustainability solutions to the college, university and preparatory school market; and a 19.9% interest in Evergreen, a surety company which provides surety bonds to secure contractual performance for municipal solid waste collection contracts and landfill closure and post-closure obligations.

Our Industry

The U.S. non-hazardous solid waste management industry generated approximately $54 billion in revenue in 2010. Eight companies accounted for approximately 54% of these revenues, with the remainder generated primarily by privately held companies and municipal authorities. In 2010, residential waste accounted for approximately 54% of solid waste collection, while waste from schools, businesses and other institutions comprised the balance of total waste disposal.

The solid waste industry has an attractive structure due to (i) the required and recurring nature of the service; (ii) the absence of cost effective substitutes to collection and landfill disposal; and (iii) the high barriers to entry created by the lengthy permitting process and high capital costs of landfill development. In general, growth in the solid waste industry is tied to population growth and overall economic production, including commercial and industrial activity. While volumes in the commercial and industrial sectors are more exposed to economic cycles, residential volumes are typically less susceptible to economic cycles. During the recent recession, leading waste management companies generally maintained or increased the prices they charged due to the required nature of the environmental services they provide.

The solid waste industry can be segmented into the following asset categories: collection operations, transfer stations, landfills and waste-to-energy plants. Owning and integrating these assets (vertical integration) in a market typically drives efficiency and superior operating margins relative to non-integrated competitors in that market. Leading waste companies attempt to create vertically integrated markets in an effort to enhance their return on capital, thus driving consolidation of a highly fragmented industry.

Our Competitive Strengths

We believe that our key competitive strengths are:

Leading Provider in Areas Served. We believe that we are currently the number one or number two provider of commercial and industrial solid waste collection services in approximately 80% of the areas served by our collection divisions. In most of the non-urban markets we serve, we are the only vertically integrated operator of solid waste services. By virtue of the foregoing factors, we are able to benefit from economies of scale not available to smaller operators in these markets, by spreading larger waste volumes over our facility, asset and management infrastructure.

Vertically Integrated Asset Footprint. We own or operate key transfer and disposal assets. It can be expensive and time consuming to obtain the necessary permits for use of landfills and transfer stations. As a result, it requires considerable investment to create scale for a collection route with sufficient density to be economical in the solid waste industry. Our network of 32 solid waste collection operations, 31 transfer stations, 17 material recycling facilities, nine Subtitle D landfills, four landfill gas-to-energy facilities, one landfill permitted to accept construction and demolition materials and one waste-to-energy plant represents a set of assets that is difficult and expensive to replicate. These assets are located in markets with among the highest costs of disposal in the country, making the ability to transfer and dispose waste a competitive strength. For example, our Southbridge landfill represents the closest privately-owned solid waste landfill to the greater Boston area, where costs of disposal are among the highest in the U.S.

History of Operational Excellence. We have more than 35 years of expertise and experience operating in less densely populated secondary markets in the Northeast, which distinguishes us from other regional and national competitors. Our substantial expertise enables us to effectively deal with the unique nature of these markets, which include longer collection routes and seasonal fluctuations. Furthermore, our expertise and operating history has enabled us to assemble a strategic portfolio of owned or operated assets within our operating regions across collection, transfer and disposal operations.

Resource Solutions Model Creates Incremental Value. Providing resource solutions to meet existing and emerging customer needs is becoming increasingly important in our industry. We believe that our industry leading programs to provide customers with bundled value added services, such as Zero-Sort Recycling®, organics solutions, and landfill gas-to-energy, position us well to be the service provider of choice in our markets. A growing number of customers are placing increasing value on managing their waste within a resource model that strives to reduce materials going to landfill and increasing materials used as raw materials in manufacturing or as a feedstock for energy production. For example, our Zero-Sort Recycling® programs make it easier for our customers to increase their recycling rates and reduce our disposal costs, while helping to create saleable raw materials that can be used to manufacture new products.

Experienced Management Team. Our senior management team has significant experience in the solid waste services industry, including in operations, acquisitions and the development of disposal capacity. In addition, our management team has significant experience and capabilities in resource solutions, which positions our business well to take advantage of future sustainability trends.

Our Strategy

Our long-term strategy is to be a leading resource solutions provider in the communities in which we operate and to create economically beneficial uses for waste streams through resource transformation solutions. Our short-term strategy is focused on generating free cash flow to repay debt and improve return on invested capital. We plan to continue to focus on improving asset performance through pricing, operating initiatives and capital discipline, while meeting existing and emerging customer needs for resource solutions.

We are focused on four main areas to continue to improve the performance of base operations and increase cash flow generation: (1) profitable revenue growth and pricing initiatives; (2) cost controls and operating efficiencies; (3) landfill development initiatives; and (4) balance sheet management.

Profitable revenue growth and pricing initiatives. We intend to continue to improve customer profitability through several strategic initiatives. In late fiscal year 2011, we reorganized the solid waste sales organization by moving revenue generation and sales force reporting responsibility to the regional and divisional management teams, implementing customer profitability analytical tools and realigning the sales incentive compensation programs.

By placing revenue generation and customer responsibility with local teams, each team is able to more quickly react to local conditions, cross-sell customers with differentiated resource transformation solutions (e.g., Zero-Sort Recycling® and organics offerings), help to steward local marketing programs and retain more existing business. The shared services model discussed below has helped to create additional margin for these managers, so they can focus more of their time on revenue generation.

Cost controls and operating efficiencies. We continue to identify and implement best practices throughout the entire organization through standardized continuous improvement programs. The goals of these programs are to enhance customer service, increase safety for employees and reduce operating and administrative costs. We have implemented continuous improvement programs in safety, productivity, maintenance, environmental compliance, procurement, customer care and back-office functions.

We launched a new shared services center in fiscal year 2010, with the goals of improving customer care, simplifying customer interactions, improving our sales performance on standardized products such as roll-off containers, implementing new streamlined information technology tools, consolidating decentralized functions into one center and reducing costs. The initial focus on the shared services model was to centralize customer care and improve the service level to our customers. By the end of fiscal year 2012, we had integrated 100% of our hauling divisions into the customer care center and had substantially achieved the performance goals that we set for the center. Our customer care, sales/marketing, operating, and information technology teams have worked to introduce a number of customer centric tools to more effectively manage our customer relationships.

In fiscal year 2011, we consolidated all of our cash application functions into the center and introduced the necessary systems and technologies to automate the majority of our customer payments. In fiscal year 2012, we consolidated accounts payable, collections and information technology operations into the center.

In fiscal year 2012, we also expanded our cost control efforts from the previous year, with a focus on reducing back-office expenses further through the new shared services center, reducing expenses through the consolidation of two of our solid waste operating regions into the new Western region and through fleet efficiency programs. We plan to continue each of these efforts in fiscal year 2013.

On August 8, 2012, we realigned our operations in order to streamline functions and improve our cost structure. Through the reorganization we have enhanced certain aspects of the sales function to better facilitate customer service and retention, pricing growth, and support of strategic growth initiatives; better aligned transportation, route management and maintenance functions at the local level; and reduced corporate overhead and staff to match organizational needs and reduce costs. We expect to take a one-time severance and reorganization charge of approximately $1.5 million in the second quarter of fiscal year 2013.

Landfill development initiatives. In 2003, we set an ambitious goal to add disposal capacity to the solid waste franchise both to strengthen market position and to create a sustainable long-term foundation for the business. Since fiscal year 2003, we have made strides in executing our landfill development growth by adding significant total and annual permitted disposal capacity within our solid waste footprint, primarily through the strategy of entering into operating contracts for publicly-owned landfills. Since April 30, 2003, we have added 88.4 million tons of permitted and permittable total landfill capacity to the solid waste business, bringing the total landfill capacity to 118.0 million tons as of April 30, 2012. During this same period, we also added 1.8 million tons of annual disposal capacity, bringing the total to 3.2 million tons as of April 30, 2012.

With the addition of this total disposal capacity, our strategic emphasis shifted to a focus on increasing free cash flow and generating an enhanced return on invested capital at the new and existing landfill sites by increasing annual permit limits.

Balance sheet management. To further improve our free cash flow and operating performance, we are focused on balance sheet management, including debt refinancing, prudent deployment of capital and selective acquisitions and divestitures. Our deployment of capital has evolved with our business strategy over the past five years from an emphasis on growth investments, primarily in long-term landfill capacity, to an approach that focuses on free cash flow generation from base operations with limited investments in high-return resource transformation solutions.

From fiscal year 2003 to fiscal year 2007, we invested approximately $177.5 million of capital to acquire and develop strategically located landfill capacity. Capital spending was elevated during this period as we built-out 25- to 30-year infrastructure and met contractual obligations associated with operating leases at certain of the landfill facilities. The heightened growth capital investment for existing landfill development projects was largely completed by the end of fiscal year 2007 when the focus shifted to extracting appropriate returns from the invested capital. The landfill capacity added to the business is the foundation of today’s integrated solid waste strategy, and these sites will serve as a platform for emerging resource transformation programs into the future.

We shifted our capital strategy over the past several years to focus on three main areas: (1) improving the mix of base operations through divestitures and acquisitions; (2) implementing operating programs that improve capital efficiency and asset utilization; and (3) pursuing select strategic investment opportunities in waste transformation and resource optimization. We remain focused on these three goals in fiscal year 2013.

Concurrent Private Placement of 7 3/4% Senior Subordinated Notes due 2019

We are making a concurrent private placement of 7 3/4% Senior Subordinated Notes due 2019, which we refer to as the Senior Subordinated Notes, to qualified institutional buyers in the United States in compliance with Rule 144A of the Securities Act of 1933, as amended, or the Securities Act, and to non-U.S. persons outside the United States in compliance with Regulation S. This public offering of Class A common stock is not conditioned upon the consummation of the offering of Senior Subordinated Notes, and the offering of Senior Subordinated Notes is not conditioned upon the consummation of this public offering of Class A common stock. There can be no assurance that such offering of Senior Subordinated Notes will be consummated.

The private placement offering is being made by a separate offering memorandum and is not part of the offering to which this prospectus supplement is related. This description and other information in this prospectus supplement regarding our concurrent offering of Senior Subordinated Notes is included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any Senior Subordinated Notes. The Senior Subordinated Notes have not been registered under the Securities Act and may not be offered or sold in in the United States or to a U.S. person absent registration or reliance on an applicable exemption from the registration requirements of the Securities Act.

Tender Offer for 11% Senior Second Lien Notes due 2014

We are separately offering to purchase for cash any and all of our outstanding 11% senior second lien notes due 2014, or the Second Lien Notes, at a price of $1,030.00 per $1,000 in principal amount, which we refer to as the Tender Offer. Subject to the conditions stated in the Offer to Purchase and Consent Solicitation Statement relating to the Tender Offer, holders that tender (and do not validly withdraw) their Second Lien Notes prior to 5:00 p.m., New York time, on or before October 5, 2012, which we refer to as the Early Tender Date, will receive $1,060.00 per $1,000 in principal amount of Second Lien Notes, which includes a premium of $30.00 for tendering by the Early Tender Date. Holders of the Second Lien Notes may tender their Second Lien Notes on or before the expiration date specified in the Offer to Purchase and Consent Solicitation Statement relating to the Tender Offer. Concurrent with the Tender Offer, we are seeking holders’ consent to amendments to the indenture governing the Second Lien Notes to, among other modifications, eliminate substantially all of the restrictive covenants and certain events of default contained therein. This prospectus is not an offer to purchase any of the Second Lien Notes. The Tender Offer is being made solely by means of the Offer to Purchase and Consent Solicitation Statement dated as of September 24, 2012.

The Tender Offer is conditioned upon our receiving at least $200.0 million of gross proceeds from the issuance of new equity and/or debt securities, including through closing of this offering, and borrowings under our Senior Credit Facility. In the event we are unable to raise $200.0 million in gross proceeds from such issuance and borrowing, we may elect to terminate the Tender Offer, extend the Tender Offer or waive this condition and proceed with the Tender Offer, in which case we would offer to purchase fewer than all of the Second Lien Notes and the Second Lien Notes tendered in the Tender Offer may be subject to proration. Simultaneous with the closing of this offering, we intend to issue a notice to redeem any Second Lien Notes that remain outstanding following expiration of the Tender Offer in accordance with the terms of the indenture governing the Second Lien Notes. The net proceeds of this offering will be used to fund the purchase price of the Second Lien Notes in the Tender Offer, the redemption price of the Second Lien Notes that are not tendered in the Tender Offer and related transaction costs.

Amendment to Senior Credit Facility

On September 20, 2012, we entered into a second amendment to and consent under our Senior Credit Facility, which we refer to as the Second Amendment, with Bank of America, N.A., as Administrative Agent and Lender, and the other requisite lenders under the Senior Credit Facility. The Second Amendment approves the refinancing of the Second Lien Notes on the terms described therein.

For additional information on the Second Amendment, please refer to the information set forth under Item 1.01 “Entry into a Material Definitive Agreement” in our Current Report on Form 8-K, filed with the SEC on September 24, 2012, which is incorporated herein by reference.

Corporate Information

Casella Waste Systems, Inc. is a Delaware corporation. Our executive offices are located at 25 Greens Hill Lane, Rutland, VT 05701, and our telephone number at that location is (802) 775-0325. Our website address is www.casella.com. The information on our website is not a part of this prospectus.

THE OFFERING

Issuer	Casella Waste Systems, Inc.

Class A common stock offered in this offering	10,000,000 Shares

Class A common stock to be outstanding after this offering	36,367,454 Shares

Use of proceeds	We intend to use the net proceeds from the shares we are offering for one or more of the following purposes: to refinance our 11% senior second lien notes due 2014, which we refer to as the Second Lien Notes, and to pay related transaction costs; working capital; capital expenditures; potential acquisitions of new businesses, technologies or products that we believe have the potential to complement or expand our business; repayment and refinancing of other debt; and other general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-12 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

Over-allotment option	We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to 1,500,000 additional shares of Class A common stock at the public offering price less the underwriting discounts and commissions to cover over-allotments, if any.

NASDAQ Global Select Market symbol	CWST

Annual Meeting	Our annual meeting will be held on October 9, 2012 and stockholders of record of our Class A and Class B common stock as of the close of business on August 20, 2012 are entitled to vote at our annual meeting. Accordingly, purchasers of shares of Class A common stock in this offering will not be entitled to vote such shares at our annual meeting.

The number of shares of our Class A common stock to be outstanding after this offering is based on 26,367,454 shares outstanding as of July 31, 2012, and excludes as of such date, unless otherwise indicated below:

•	1,526,958 shares of Class A common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $10.65 per share; and

•	an aggregate of 946,450 additional shares of Class A common stock reserved for future issuance under our 2006 Stock Incentive Plan.

Unless we specifically state otherwise, all information in this prospectus supplement:

•	assumes that the underwriters do not exercise their over-allotment option; and

•	assumes no exercise of outstanding options or warrants.

SUMMARY CONSOLIDATED FINANCIAL DATA

You should read the following summary consolidated financial data together with our financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our periodic reports incorporated by reference in this prospectus supplement. We derived the summary consolidated statements of operations data for the years ended April 30, 2012, 2011 and 2010 and the summary consolidated balance sheet data as of the years ended April 30, 2012 and 2011 from our audited financial statements incorporated by reference in this prospectus supplement. We derived the summary consolidated balance sheet data as of the year ended April 30, 2010 from audited financial statements that are not incorporated by reference in this prospectus supplement. We derived the summary statements of operations data for the three months ended July 31, 2011 and 2012 and the balance sheet data as of July 31, 2012 from our unaudited financial statements incorporated by reference in this prospectus supplement. We derived the balance sheet data as of July 31, 2011 from unaudited financial statements that are not incorporated by reference in this prospectus supplement. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period, and our results for any interim period are not necessarily indicative of results for a full fiscal year.

	Fiscal Year Ended April 30,			Three Months Ended July 31,
	2010	2011	2012	2011	2012
	(in thousands)
Statement of Operations Data:
Revenues	$457,642	$466,064	$480,815	$127,193	$121,195
Operating expenses:
Cost of operations	303,399	317,504	330,754	85,224	84,811
General and administration	57,476	64,010	60,775	16,207	15,324
Depreciation and amortization	63,619	58,261	58,576	14,506	14,756
Asset impairment charge	—	3,654	40,746	—	—
Expense from divestiture and financing costs	—	—	—	—	553
Legal settlement	—	—	1,359	1,000	—
Development project charge	—	—	131	—	—
Environmental remediation charge	335	549	—	—	—
Bargain purchase gain	—	(2,975)	—	—	—
Gain on sale of assets	—	(3,502)	—	—	—

Operating income (loss)	32,813	28,563	(11,526)	10,256	5,751
Interest expense, net	44,265	45,858	45,499	11,151	11,844
Other expense	2,355	10,626	20,111	2,152	1,636

Loss from continuing operations before income taxes and discontinued operations	(13,807)	(27,921)	(77,136)	(3,047)	(7,729)
Provision (benefit) for income taxes	2,242	(24,217)	1,181	661	650

Loss from continuing operations before discontinued operations	(16,049)	(3,704)	(78,317)	(3,708)	(8,379)
Discontinued operations:
Income (loss) from discontinued operations, net	1,011	(1,458)	—	—	—
Gain on disposal of discontinued operations, net	1,180	43,590	725	646	—

Net (loss) income	(13,858)	38,428	(77,592)	(3,062)	(8,379)

Less: Net loss attributable to noncontrolling interest	—	—	(6)	—	(8)

Net (loss) income applicable to common stockholders	$(13,858)	$38,428	$(77,586)	$(3,062)	$(8,371)

	Fiscal Year Ended April 30,			Three Months Ended July 31,
	2010	2011	2012	2011	2012
	(in thousands, except per share data)
Statement of Comprehensive (Loss) Income Data:
Net (loss) income	$(13,858)	$38,428	$(77,592)	$(3,062)	$(8,379)
Other comprehensive (loss) income, net of taxes:
Unrealized (loss) income resulting from changes in fair value of derivative instruments, net	(3,250)	1,886	(1,749)	242	(2,083)
Realized (loss) income on derivative instruments reclassified into earnings, net	(1,395)	(707)	(578)	(355)	44
Unrealized income (loss) resulting from changes in fair value of marketable securities, net	32	(16)	(3)	(6)	(6)

Other comprehensive (loss) income	(4,613)	1,163	(2,330)	(119)	(2,045)

Comprehensive (loss) income	(18,471)	39,591	(79,922)	(3,181)	(10,424)
Less: Comprehensive loss attributable to noncontrolling interest	—	—	(6)	—	(8)

Comprehensive (loss) income attributable to common stockholders	$(18,471)	$39,591	$(79,916)	$(3,181)	$(10,416)

Earnings per common share:
Basic	$(0.54)	$1.47	$(2.90)	$(0.12)	$(0.31)
Diluted	$(0.54)	$1.47	$(2.90)	$(0.12)	$(0.31)
Weighted average common shares outstanding
Basic	25,731	26,105	26,749	26,564	26,992
Diluted	25,731	26,105	26,749	26,564	26,992

	April 30,
	2010	2011	2012	July 31, 2012
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$2,035	$1,817	$4,534	$3,505
Total current assets	81,925	72,405	67,356	72,552
Working capital (deficit)(1)	(10,190)	(13,333)	(25,513)	(21,245)
Property, plant and equipment, net	457,670	453,361	416,717	422,096
Total assets	754,814	690,581	633,743	643,274
Total debt	567,006	465,107	476,765	490,806
Total liabilities	704,518	596,594	615,512	633,718
Total stockholders’ equity	50,296	93,987	18,231	9,556

	Fiscal Year Ended April 30,			Three Months Ended July 31,
	2010	2011	2012	2011	2012
	(in thousands)
Cash Flow Data:
Capital expenditures	$52,834	$55,249	$59,741	$14,868	$16,684
Net cash flows provided by operating activities	64,086	47,091	63,775	13,940	7,521
Net cash flows used in investing activities	(63,050)	(55,764)	(72,012)	(17,892)	(23,001)
Net cash flows (used in) provided by financing activities	(7,281)	(117,895)	10,229	4,393	14,451

	Fiscal Year Ended April 30,			Three Months Ended July 31,
	2010	2011	2012	2011	2012
	(in thousands)
Other Financial Data:
Cash interest expense	$35,583	$44,291	$41,243	$11,189	$11,391
EBITDA(2)	96,432	86,824	47,049	24,762	20,507
Adjusted EBITDA(2)	107,325	99,309	101,246	28,661	24,315

(1)	Working capital (deficit) is current assets (excluding cash and cash equivalents) less current liabilities.
(2)	EBITDA is defined as earnings from continuing operations before provision for income taxes, interest expense, depreciation and amortization and other expense (income). Adjusted EBITDA is defined as EBITDA adjusted to exclude (i) depletion of landfill operating lease obligations, (ii) interest accretion on landfill and environmental remediation liabilities and (iii) the items listed in the table below.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. Management uses these non-GAAP measures to further understand our core operating performance. We believe that providing EBITDA and Adjusted EBITDA to investors, in addition to GAAP financial measures, provides investors the benefit of viewing our performance using the same financial metrics that the management team uses in making many key decisions. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with certain covenants.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the U.S. EBITDA and Adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles in the U.S., and may be different from EBITDA presented by other companies.

The following is the reconciliation of EBITDA and Adjusted EBITDA to net (loss) income, the most comparable GAAP measure:

	Fiscal Year Ended April 30,			Three Months Ended July 31,
	2010	2011	2012	2011	2012
	(in thousands)
Net (loss) income	$(13,858)	$38,428	$(77,592)	$(3,062)	$(8,379)
Gain on disposal of discontinued operations, net(a)	(1,180)	(43,590)	(725)	(646)	—
(Income) loss from discontinued operations, net(b)	(1,011)	1,458	—	—	—
Provision (benefit) for income taxes	2,242	(24,217)	1,181	661	650
Interest expense, net	44,265	45,858	45,499	11,151	11,844
Depreciation and amortization	63,619	58,261	58,576	14,506	14,756
Other expense, net(c)	2,355	10,626	20,110	2,152	1,636

EBITDA	96,432	86,824	47,049	24,762	20,507
Adjustments to EBITDA:
Expense from divestiture and financing costs(d)	—	—	—	—	553
Severance and reorganization charges(e)	185	—	—	—	34
Asset impairment charge(f)	—	3,654	40,746	—	—
Legal settlement(g)	—	—	1,359	1,000	—
Development project charge(h)	—	—	131	—	—
Environmental remediation charge(i)	335	549	—	—	—
Bargain purchase gain(j)	—	(2,975)	—	—	—
Gain on sale of assets(k)	—	(3,502)	—	—	—
One-time discretionary bonus(l)	—	3,550	—	—	—
Depletion of landfill operating lease obligations	6,867	7,878	8,482	2,030	2,288
Interest accretion on landfill and environmental remediation liabilities	3,506	3,331	3,479	869	933

Adjusted EBITDA	$107,325	$99,309	$101,246	$28,661	$24,315

(a)	(Gain) loss on disposal of discontinued operations, net represents the net (gain) loss on a divestiture and termination of various operations.
(b)	Income from discontinued operations, net represents the operational results of divested and terminated operations.
(c)	Other expense, net represents loss from equity method investments, which includes our portion of GreenFiber’s goodwill impairment charge of $5.1 million and a $10.7 million impairment of our GreenFiber equity method investment in fiscal year 2012, loss on debt extinguishment, which includes a $7.4 million loss associated with fiscal year 2011 refinancing efforts, and other non-operational income.
(d)	Expense from divestiture and financing costs represents costs associated with the refinancing of our Second Lien Notes and legal costs associated with an ongoing divestiture transaction.
(e)	Severance and reorganization charges represent expenses related to employee severance, benefits and other costs as a result of realignments and workforce reductions.
(f)	Asset impairment charges related to an ongoing divestiture transaction of Maine Energy, our waste-to-energy facility, in fiscal year 2012 and a recycling processing facility in fiscal year 2011.
(g)	Legal settlement expense associated with the settlement of two claims in fiscal year 2012.
(h)	Development project charge represents costs associated with certain development projects no longer deemed viable in fiscal year 2012.
(i)	Environmental remediation charge represents expenses related to our share of costs to remediate a scrap yard and solid waste transfer station in Potsdam, New York.
(j)	Bargain purchase gain represents the amount by which the fair value of assets we acquired for a landfill business in Pennsylvania exceeded the purchase price consideration.
(k)	Gain on sale of assets represents the gain related to the divestitures of assets of our Cape Cod, Massachusetts operations along with assets of our Rochester, Massachusetts transfer station in fiscal year 2011.
(l)	One-time discretionary bonus represents the expense related to the payout of a discretionary bonus in fiscal year 2011 due to the successful completion of a divestiture and the steps taken to recapitalize our balance sheet at lower interest rates.

RISK FACTORS

Investing in our Class A common stock involves significant risks. You should carefully consider the Risk Factors described below and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. We caution you that the risks and uncertainties we have described, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements. In addition, the risks described below are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and financial results. Actual future results may differ materially from those anticipated in forward-looking statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosure we make in our reports filed with the SEC.

Risks Related to Our Business

Economic conditions have adversely affected our revenues and our operating margin and may impact our efforts to pay our outstanding indebtedness.

Our business has continued to be affected by the broader economic conditions in the United States that are outside of our control, including reductions in business and consumer activity generally, and of construction spending in particular, which have significantly impacted the demand for our collection and landfill services, and declines in commodity prices, which have materially reduced our recycling revenues. As a result of the economic environment we may also be adversely impacted by our customers’ inability to pay us in a timely manner, if at all, due to their financial difficulties, which could include bankruptcies. The continued limited availability of credit has been severely limited, which has negatively affected business and consumer spending generally. If our customers do not have access to capital, we do not expect that our volumes will improve or that we will increase new business.

We face substantial competition in the solid waste services industry.

The solid waste services industry is highly competitive, has undergone a period of consolidation and requires substantial labor and capital resources. Some of the markets in which we compete are served by, or are adjacent to markets served by, one or more of the large national or super regional solid waste companies, as well as numerous regional and local solid waste companies. Intense competition exists not only to provide services to customers, but also to acquire other businesses within each market. Some of our competitors have significantly greater financial and other resources than we do. From time to time, competitors may reduce the price of their services in an effort to expand market share or to win a competitively bid contract. These practices may require us to reduce the pricing of our services and may result in a loss of business.

As is generally the case in our industry, some municipal contracts are subject to periodic competitive bidding. We may not be the successful bidder to obtain or retain these contracts. If we are unable to compete with larger and better capitalized companies or replace municipal contracts lost through the competitive bidding process with comparable contracts or other revenue sources within a reasonable time period, our revenues would decrease and our operating results would be harmed.

In our solid waste disposal markets, we also compete with operators of alternative disposal and recycling facilities and with counties, municipalities and solid waste districts that maintain their own waste collection, recycling and disposal operations. We are also increasingly competing with companies which seek to use parts of the waste stream as feedstock for renewable energy supplies. Public entities may have financial advantages because of their ability to charge user fees or similar charges, impose tax revenues, access tax-exempt financing and, in some cases, utilize government subsidies.

Our GreenFiber insulation manufacturing joint venture with Louisiana-Pacific Corporation competes principally with national manufacturers of fiberglass insulation that have substantially greater resources than GreenFiber does, which they could use for product development, marketing or other purposes to our detriment.

The waste management industry is undergoing fundamental change as traditional waste streams are increasingly viewed as renewable resources, which may adversely impact volumes and tipping fees at our landfills.

From fiscal year 2003 through fiscal year 2007, we executed a strategy to grow our landfill capacity, and since that time, we have focused on increasing free cash flow and generating an enhanced return on invested capital at our landfills. As we have continued to develop our landfill capacity, the waste management industry has increasingly recognized the value of the waste stream as a renewable resource, and accordingly, new alternatives to landfilling are being developed that seek to maximize the renewable energy and other resource benefits of waste. These alternatives may impact the demand for landfill space, which may affect our ability to operate our landfills at full capacity, as well as the tipping fees and prices that waste management companies generally, and that we in particular, can charge for utilization of landfill space. As a result, our revenues and operating margins could be adversely affected due to these disposal alternatives.

We incur substantial costs to comply with environmental requirements. Failure to comply with these requirements, as well as enforcement actions and litigation arising from an actual or perceived breach of such requirements, could subject us to fines, penalties, and judgments, and impose limits on our ability to operate and expand.

We are subject to potential liability and restrictions under environmental laws, including those relating to transportation, recycling, treatment, storage and disposal of wastes, discharges of pollutants to air and water, and the remediation of contaminated soil, surface water and groundwater. The waste management industry has been and will continue to be subject to regulation, including permitting and related financial assurance requirements, as well as attempts to further regulate the industry, including efforts to regulate the emission of greenhouse gases. Maine Energy, our only waste-to-energy facility, which we are in the process of divesting, is subject to regulations limiting discharges of pollutants into the air and water, and our solid waste operations are subject to a wide range of federal, state and, in some cases, local environmental, odor and noise and land use restrictions. If we are not able to comply with the requirements that apply to a particular facility or if we operate without the necessary approvals or permits, we could be subject to administrative or civil, and possibly criminal, fines and penalties, and we may be required to spend substantial capital to bring an operation into compliance, to temporarily or permanently discontinue activities, and/or take corrective actions, possibly including removal of landfilled materials. Those costs or actions could be significant to us and impact our results of operations, cash flows, and available capital. We may not have sufficient insurance coverage for our environmental liabilities, such coverage may not cover all of the potential liabilities we may be subject to and/or we may not be able to obtain insurance coverage in the future at reasonable expense, or at all.

Environmental and land use laws also impact our ability to expand and, in the case of our solid waste operations, may dictate those geographic areas from which we must, or, from which we may not, accept waste. Those laws and regulations may limit the overall size and daily waste volume that may be accepted by a solid waste operation. If we are not able to expand or otherwise operate one or more of our facilities because of limits imposed under such laws, we may be required to increase our utilization of disposal facilities owned by third parties, which could reduce our revenues and/or operating margins. In addition, we are required to obtain governmental permits to operate our facilities, including all of our landfills. Even if we were to comply with applicable environmental law, there is no guarantee that we would be able to obtain the requisite permits and, even if we could, that any permit (and any existing permits we currently hold) will be renewed or modified as needed to fit our business needs.

We have historically grown through acquisitions and may make additional acquisitions from time to time in the future, and we have tried and will continue to try to evaluate and limit environmental risks and liabilities presented by businesses to be acquired prior to the acquisition. It is possible that some liabilities, including ones that may exist only because of the past operations of an acquired business, may prove to be more difficult or costly to address than we anticipate. It is also possible that government officials responsible for enforcing environmental laws may believe an issue is more serious than we expect, or that we will fail to identify or fully appreciate an existing liability before we become legally responsible for addressing it. Some of the legal sanctions to which we could become subject could cause the suspension or revocation of a needed permit, prevent us from, or delay us in, obtaining or renewing permits to operate or expand our facilities, or harm our reputation. At April 30, 2012, we had recorded $5.2 million in environmental remediation liabilities for the estimated cost of our share of work associated with a consent order issued by the State of New York to remediate a scrap yard and solid waste transfer station owned by one of our acquired subsidiaries, including the recognition of accretion expense. There can be no assurance that the cost of such cleanup or that our share of the cost will not exceed our estimates.

Our operating program depends on our ability to operate the landfills and transfer stations we own and lease. Localities where we operate generally seek to regulate some or all landfill and transfer station operations, including siting and expansion of operations. The laws adopted by municipalities in which our landfills and transfer stations are located may limit or prohibit the expansion of a landfill or transfer station, as well as the amount of waste that we can accept at the landfill or transfer station on a daily, quarterly or annual basis, and any effort to acquire or expand landfills and transfer stations, which typically involves a significant amount of time and expense. We may not be successful in obtaining new landfill or transfer station sites or expanding the permitted capacity of any of our current landfills and transfer stations. If we are unable to develop additional disposal and transfer station capacity, our ability to achieve economies from the internalization of our waste stream will be limited. If we fail to receive new landfill permits or renew existing permits, we may incur landfill asset impairment and other charges associated with accelerated closure.

In addition to the costs of complying with environmental laws and regulations, we incur costs defending against environmental litigation brought by governmental agencies and private parties. We are, and also may be in the future, a defendant in lawsuits brought by parties alleging environmental damage, personal injury, and/or property damage, or which seek to overturn or prevent the issuance of an operating permit or authorization, all of which may result in us incurring significant liabilities.

See also “Business—Regulation,” “Legal Proceedings” and Note 10 to our consolidated financial statements included in our Form 10-K for the year ended April 30, 2012, which is incorporated by reference in this prospectus supplement.

Our results of operations could continue to be affected by changing prices or market requirements for recyclable materials.

Our results of operations have been and may continue to be affected by changing purchase or resale prices or market requirements for recyclable materials. Our recycling business involves the purchase and sale of recyclable materials, some of which are priced on a commodity basis. The market for recyclable materials, particularly newspaper, corrugated containers, plastic and ferrous and aluminum metals, was affected by unprecedented price decreases in October 2008, resulting in a severe impact on our results of operations. Although we have begun to experience some recovery in commodity pricing, such prices will continue to be volatile due to numerous factors beyond our control. Although we seek to limit our exposure to fluctuating commodity prices through the use of hedging agreements, floor price contracts and long-term supply contracts with customers and have sought to mitigate commodity price fluctuations by reducing the prices we pay for purchased materials or increasing tip fees at our facilities, these fluctuations have in the past, including in the quarter ended July 31, 2012, contributed, and may continue to contribute, to significant variability in our period-to-period results of operations.

Our business requires a high level of capital expenditures.

Our business is capital intensive. Capital expenditures related to acquisition activities, which were $0.5 million in fiscal year 2012, consist of costs for equipment added directly as a result of new business growth related to an acquisition. Capital expenditures related to growth activities, which were $12.2 million in fiscal year

2012, consist of costs related to development of new airspace, permit expansions and new recycling contracts, along with incremental costs of equipment and infrastructure added to further such activities. Capital expenditures related to maintenance activities, which were $47.0 million in fiscal year 2012, consist of landfill cell construction costs not related to airspace expansion, costs of normal permit renewals and replacement costs for equipment due to age or obsolescence. We must use a substantial portion of our cash flows from operating activities toward maintenance capital expenditures, which reduces our flexibility to use such cash flows for other purposes, such as reducing our indebtedness. Our capital expenditures could increase if we make acquisitions or further expand our operations or as a result of factors beyond our control, such as changes in federal, state or local governmental requirements. The amount that we spend on capital expenditures may exceed current expectations, which may require us to obtain additional funding for our operations or impair our ability to grow our business.

Our business is geographically concentrated and is therefore subject to regional economic downturns.

Our operations and customers are concentrated principally in New England and New York. Therefore, our business, financial condition and results of operations are susceptible to regional economic downturns and other regional factors, including state regulations and budget constraints and severe weather conditions. In addition, as we seek to expand in our existing markets, opportunities for growth within this region will become more limited and the geographic concentration of our business will increase. A substantial portion of the material delivered to our Chemung, Hakes, Hyland and McKean landfills consists of extractions from the Marcellus Shale formations in Western New York and Pennsylvania. These extractions are the subject of political opposition and there can be no assurance that they will not be halted or retired. Drilling activity that produces these extractions is negatively impacted by lower natural gas pricing. In such an event, our revenues from these landfills would be adversely affected.

Our results of operations and financial condition may be negatively affected if we inadequately accrue for capping, closure and post-closure costs or by the timing of these costs for our waste disposal facilities.

We have material financial obligations relating to capping, closure and post-closure costs of our existing owned or operated landfills and will have material financial obligations with respect to any disposal facilities which we may own or operate in the future. Once the permitted capacity of a particular landfill is reached and additional capacity is not authorized, the landfill must be closed and capped, and post-closure maintenance started. We establish accruals for the estimated costs associated with such capping, closure and post-closure obligations over the anticipated useful life of each landfill on a per ton basis. We have provided and expect that we will in the future provide accruals for financial obligations relating to capping, closure and post-closure costs of our owned or operated landfills, generally for a term of 30 years after final closure of a landfill. Our financial obligations for capping, closure or post-closure costs could exceed the amounts accrued or amounts otherwise receivable pursuant to trust funds established for this purpose. Such a circumstance could result in significant unanticipated charges which would have an adverse impact on our business.

In addition, the timing of any such capping, closure or post-closure costs which exceed established accruals may further negatively impact our business. Since we will be unable to control the timing and amounts of such costs, we may be forced to delay investments or planned improvements in other parts of our business or we may be unable to meet applicable financial assurance requirements. Any of the foregoing would negatively impact our business and results of operations.

Fluctuations in fuel costs could affect our operating expenses and results.

The price and supply of fuel is unpredictable and fluctuates based on events beyond our control, including among others, geopolitical developments, supply and demand for oil and gas, actions by the Organization of the Petroleum Exporting Countries and other oil and gas producers, war and unrest in oil producing countries and regional production patterns. Because fuel is needed to run our fleet of trucks, price escalations for fuel increase our operating expenses. In fiscal year 2012, we used approximately 5.9 million gallons of diesel fuel in our solid waste operations. We have a fuel surcharge program, based on a fuel index, to help offset increases in the cost of fuel, oil and lubricants arising from price volatility. This fee has been passed on to our customers where their contracts and competition conditions permit.

We could be precluded from entering into contracts or obtaining or maintaining permits or certain contracts if we are unable to obtain third party financial assurance to secure our contractual obligations.

Public solid waste collection, recycling and disposal contracts, obligations associated with landfill closure and the operation and closure of our waste-to-energy facility typically require performance or surety bonds, letters of credit or other means of financial assurance to secure our contractual performance. If we are unable to obtain the necessary financial assurance in sufficient amounts or at acceptable rates, we could be precluded from entering into additional municipal contracts or from obtaining or retaining landfill management contracts or operating permits. Any future difficulty in obtaining insurance could also impair our ability to secure future contracts conditioned upon having adequate insurance coverage. We currently obtain performance and surety bonds from Evergreen, in which we hold a 19.9% equity interest.

We may be required to write-off or impair capitalized costs or intangible assets in the future or we may incur restructuring costs or other charges, each of which could harm our earnings.

In accordance with U.S. generally accepted accounting principles, we capitalize certain expenditures and advances relating to our acquisitions, pending acquisitions, landfills and development projects. In addition, we have considerable unamortized assets. From time to time in future periods, we may be required to incur a charge against earnings in an amount equal to any unamortized capitalized expenditures and advances, net of any portion thereof that we estimate will be recoverable, through sale or otherwise, relating to (1) any operation or other asset that is being sold, permanently shut down, impaired or has not generated or is not expected to generate sufficient cash flow, (2) any pending acquisition that is not consummated, (3) any landfill or development project that is not expected to be successfully completed, and (4) any goodwill or other intangible assets that are determined to be impaired.

In fiscal year 2012, we entered into negotiations regarding the sale of Maine Energy. Based on the proposed purchase consideration, we recorded a $40.7 million impairment charge to the asset group within the Eastern region segment. The impairment was measured based on the asset group’s highest and best use under the market approach, utilizing the discounted present cash flows associated with the purchase consideration, adjusted for costs to demolish the facility. We used a discount rate of 3.5%, which approximates the buyers’ borrowing rate.

In response to such charges and costs and other market factors, we may be required to implement restructuring plans in an effort to reduce the size and cost of our operations and to better match our resources with our market opportunities. As a result of such actions, we would expect to incur restructuring expenses and accounting charges which may be material. Several factors could cause a restructuring to adversely affect our business, financial condition and results of operations. These include potential disruption of our operations, the development of our landfill capacity and recycling technologies and other aspects of our business. Employee morale and productivity could also suffer and result in unintended employee attrition. Any restructuring would require substantial management time and attention and may divert management from other important work. Moreover, we could encounter delays in executing any restructuring plans, which could cause further disruption and additional unanticipated expense.

Our revenues and our operating income experience seasonal fluctuations.

Our transfer and disposal revenues historically have been lower during the months of November through March. This seasonality reflects the lower volume of waste during the late fall, winter and early spring months primarily because:

•	the volume of waste relating to construction and demolition activities decreases substantially during the winter months in the northeastern United States; and

•

decreased tourism in Vermont, Maine and eastern New York during the winter months tends to lower the volume of waste generated by commercial and restaurant customers, which is partially offset by increased volume from the ski industry.

Since certain of our operating and fixed costs remain constant throughout the fiscal year, operating income is impacted by a similar seasonality. In addition, particularly harsh winter weather conditions typically result in increased operating costs.

Our recycling business experiences increased volumes of newspaper in November and December due to increased newspaper advertising and retail activity during the holiday season. GreenFiber experiences lower sales from April through July due to lower retail activity.

We may, in the future, attempt to divest or sell certain parts or components of our business to third parties which may result in lower than expected proceeds or losses or we may be unable to identify potential purchasers.

From time to time in the future, we may sell or divest certain other components of our business. These divestitures may be undertaken for a number of reasons, including to generate proceeds to pay down debt, or as a result of a determination that the specified asset will provide inadequate returns to us, or that the asset no longer serves a strategic purpose in connection with our business or if we determine the asset may be more valuable to a third party. The timing of such sales or divestures may not be entirely within our control. For example, we may need to quickly divest assets to satisfy immediate cash requirements, or we may be forced to sell certain assets prior to canvassing the market or at a time when market conditions for valuations or for financing for buyers are unfavorable, which would result in proceeds to us in an amount less than we expect or less than our assessment of the value of those assets. We also may not be able to identify buyers for certain of our assets, particularly given the difficulty that potential acquirers may face in obtaining financing, or we may face opposition from municipalities or communities to a disposition or the proposed buyer. Any sale of our assets, including Maine Energy, our only waste-to-energy facility that we are in the process of divesting, could result in a loss on divestiture. Any of the foregoing would have an adverse effect on our business and results of operations.

We may engage in acquisitions in the future with the goal of complementing or expanding our business, including developing additional disposal capacity. However, we may be unable to complete these transactions and, if executed, these transactions may not improve our business or may pose significant risks and could have a negative effect on our operations.

We have in the past, and we may in the future, make acquisitions in order to acquire or develop additional disposal capacity. These acquisitions may include “tuck-in” acquisitions within our existing markets, assets that are adjacent to or outside our existing markets, or larger, more strategic acquisitions. In addition, from time to time we may acquire businesses that are complementary to our core business strategy. We may not be able to identify suitable acquisition candidates. If we identify suitable acquisition candidates, we may be unable to negotiate successfully their acquisition at a price or on terms and conditions acceptable to us, including as a result of the limitations imposed by our debt obligations. Furthermore, we may be unable to obtain the necessary regulatory approval to complete potential acquisitions.

Our ability to achieve the benefits from any potential future acquisitions, including cost savings and operating efficiencies, depends in part on our ability to successfully integrate the operations of such acquired businesses with our operations. The integration of acquired businesses and other assets may require significant management time and resources that would otherwise be available for the ongoing management of our existing operations.

Any properties or facilities that we acquire may be subject to unknown liabilities, such as undisclosed environmental contamination, for which we would have no recourse, or only limited recourse, to the former owners of such properties. As a result, if a liability were asserted against us based upon ownership of an acquired property, we might be required to pay significant sums to settle it, which could adversely affect our financial results and cash flow.

In addition, the process of acquiring, developing and permitting additional disposal capacity is lengthy, expensive and uncertain. Moreover, the disposal capacity at our existing landfills is limited by the remaining available volume at our landfills and annual, quarterly and/or daily disposal limits imposed by the various governmental authorities with jurisdiction over our landfills. If we are unable to develop or acquire additional disposal capacity, our ability to achieve economies from the internalization of our waste stream will be limited and we may be required to increase our utilization of disposal facilities owned by third parties, which could reduce our revenues and/or our operating margins.

Efforts by labor unions to organize our employees could divert management attention and increase our operating expenses.

Labor unions regularly make attempts to organize our employees, and these efforts will likely continue in the future. Certain groups of our employees have chosen to be represented by unions, and we have negotiated collective bargaining agreements with these groups. The negotiation of collective bargaining agreements could divert management attention and result in increased operating expenses and lower net income (or increased net loss). If we are unable to negotiate acceptable collective bargaining agreements, we may be subject to union-initiated work stoppages, including strikes. Depending on the type and duration of any labor disruptions, our revenues could decrease and our operating expenses could increase, which could adversely affect our financial condition, results of operations and cash flows. As of May 31, 2012, approximately 6.7% of our employees were represented by unions.

Our Class B common stock has ten votes per share and is held exclusively by John W. Casella and Douglas R. Casella.

The holders of our Class B common stock are entitled to ten votes per share and the holders of our Class A common stock are entitled to one vote per share. At December 31, 2011, an aggregate of 988,200 shares of our Class B common stock, representing 9,882,000 votes, were outstanding, all of which were beneficially owned by John W. Casella, our Chairman and Chief Executive Officer, and his brother, Douglas R. Casella, a member of our Board of Directors. Based on the number of shares of common stock outstanding on May 31, 2012, the shares of our Class A common stock and Class B common stock beneficially owned by John W. Casella and Douglas R. Casella represent approximately 31.3% of the aggregate voting power of our stockholders. Consequently, John W. Casella and Douglas R. Casella are able to substantially influence all matters for stockholder consideration.

If variable rate bonds issued by the Finance Authority of Maine become taxable, they may become subject to mandatory redemption, and the proceeds of our sale of our Maine Energy facility will not be sufficient to fund such redemption.

On December 28, 2005, we completed a $25.0 million financing transaction involving the issuance of bonds by the Finance Authority of Maine, which we refer to as the Authority. Pursuant to a Financing Agreement, dated as of December 1, 2005, by and between us and the Authority, we borrowed the proceeds of the bonds to pay for certain costs relating to landfill development and construction, other infrastructure improvements, and machinery and equipment for solid waste disposal operations owned and operated by us, or a related party, all located in Maine, and the issuance of the bonds.

On February 1, 2012, we remarketed $21.4 million aggregate principal amount of the original $25.0 million bonds. The remaining $3.6 million of outstanding bonds (referred to as the variable rate bonds) remain as variable rate bonds secured by a letter of credit issued under our Senior Credit Facility. The bonds will mature on January 1, 2025 (unless redeemed earlier).

We have entered into a purchase and sale agreement to sell our Maine Energy facility, and we will need to obtain an opinion of, or further assurances from, bond counsel that the sale will not adversely affect the tax exempt status of the variable rate bonds in the amount of $3.6 million. If such bonds become taxable, they may become subject to mandatory redemption, and the proceeds of the sale of our Maine Energy facility will not be sufficient to fund such redemption.

Risks Relating to This Offering

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Class A common stock.

To service our indebtedness, we will require a significant amount of cash. However, our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on, and to refinance, our indebtedness, including the Senior Subordinated Notes, and to fund planned capital expenditures, will depend on our ability to generate cash in the future which, in turn, is subject to general economic, financial, competitive, regulatory and other factors, many of which are beyond our control.

Our business may not generate sufficient cash flow from operations and we may not have available to us future borrowings in an amount sufficient to enable us to pay our indebtedness, including the Senior Subordinated Notes, or to fund our other liquidity needs. In these circumstances, we may need to refinance all or a portion of our indebtedness, including the Senior Subordinated Notes, on or before maturity. We may not be able to refinance any of our indebtedness, including our Senior Credit Facility and the notes issued under the indenture, or the Indenture, governing our existing Second Lien Notes and the Senior Subordinated Notes being offered concurrently with this offering, on commercially reasonable terms, or at all. Without this financing, we could be forced to sell assets or secure additional financing to make up for any shortfall in our payment obligations under unfavorable circumstances. However, we may not be able to secure additional financing on terms favorable to us or at all and, in addition, the terms of our debt agreements, including the Senior Credit Facility and the Indenture, limit our ability to sell assets and also restrict the use of proceeds from such a sale. Moreover, substantially all of our assets have been pledged to secure repayment of our indebtedness under our Senior Credit Facility and the Second Lien Notes. In addition, we may not be able to sell assets quickly enough or for amounts sufficient to enable us to meet our obligations, including our obligations under the Senior Subordinated Notes.

If we cannot make the anticipated borrowings under our Senior Credit Facility or complete the anticipated offering of the Senior Subordinated Notes, we may not be able to redeem some or all of our Second Lien Notes that remain outstanding following completion of the tender offer for such notes.

Our Senior Credit Facility contains certain conditions to borrowing the revolving loans thereunder to fund the refinancing of the Second Lien Notes. If we cannot satisfy such conditions, we may not be able to borrow the anticipated borrowings under our Senior Credit Facility to refinance the Second Lien Notes. Additionally, we may not be able to consummate the offering of our Senior Subordinated Notes. If we do not complete such borrowing and consummate such offering, we may not be able to purchase all of the notes tendered or redeem some or all of the Second Lien Notes that remain outstanding following the completion of the tender offer for such notes. In such an event, any outstanding Second Lien Notes would rank senior in payment and lien priority to the Senior Subordinated Notes. Additionally, if less than a majority of holders of Second Lien Notes do not tender by the early tender date and at that time consent to the amendment of the indenture governing the Second Lien Notes to provide for the elimination of the majority of the restrictive covenants contained therein, we would continue to be bound by the restrictive provisions in such indenture with respect to any Second Lien Notes remaining outstanding after the issuance of the Senior Subordinated Notes.

Finally, the inability of the Company to refinance the Second Lien Notes in full by March 1, 2014 would trigger the March 31, 2014 maturity date under the Senior Credit Facility, requiring the Company to refinance the Senior Credit Facility in March 2014, rather than the March 18, 2016 maturity date which applies if all Second Lien Notes are refinanced by March 1, 2014.

The market price of our Class A common stock may be volatile, and the value of your investment could decline significantly.

The trading price for our Class A common stock has been, and we expect it to continue to be, volatile. The price at which our Class A common stock trades depends upon a number of factors, including our historical and anticipated operating results, our financial situation, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions, some of which are beyond our control. These broad market fluctuations may lower the market price of our Class A common stock and affect the volume of trading in our stock.

Future sales of our Class A common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our Class A common stock in the public market, or the perception that these sales might occur, could depress the market price of our Class A common stock and could impair our ability to raise capital through the sale of additional equity securities. As of July 31, 2012, we had 26,367,454 shares of Class A common stock outstanding, all of which shares, other than shares held by our directors and certain officers which are subject to 90-day lock-up agreements in connection with this offering, were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the shares offered under this prospectus supplement and the accompanying prospectus will be freely tradable without restriction or further registration upon issuance.

We have never declared or paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.

Our business requires significant funding, and we currently invest available funds in our business. Therefore, we do not anticipate paying any cash dividends on our Class A common stock in the foreseeable future. In addition, our credit facility and indentures restrict the payment of dividends on Class A common stock. We currently plan to invest all available funds and future earnings in the development and growth of our business. As a result, capital appreciation, if any, of our Class A common stock will be your sole source of potential gain for the foreseeable future.

Holders of our Class A common stock, which is the stock we are selling in this offering, are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share. The lower voting power of the Class A common stock may negatively affect the attractiveness of our Class A common stock to investors and, as a result, its market value.

We have two classes of common stock: Class A common stock, which is the stock we are selling in this offering and which is entitled to one vote per share, and Class B common stock, all of which are beneficially owned by John W. Casella, our Chairman and Chief Executive Officer, and his brother, Douglas R. Casella, a member of our Board of Directors, and which is entitled to ten votes per share. Except in certain limited circumstances required by applicable law, holders of Class A common stock and Class B common stock vote together as a single class on all matters to be voted on by our stockholders. As of July 31, 2012, an aggregate of 988,200 shares of our Class B common stock, representing 9,882,000 votes, were outstanding. Based on the number of shares of common stock outstanding on July 31, 2012, the shares of our Class A common stock and Class B common stock beneficially owned by John W. Casella and Douglas R. Casella represent approximately 30.89% of the aggregate voting power of our stockholders. After completion of this offering approximately 24.25% of the total voting power of our outstanding shares will be held by the Class B common stockholders. Consequently, John W. Casella and Douglas R. Casella are able to substantially influence all matters for stockholder consideration and constitute, and are expected to continue to constitute, a significant portion of the shares entitled to vote on all matters requiring approval by our stockholders. The difference in the voting power of our Class A common stock and Class B common stock could diminish the market value of our Class A common stock if investors attribute value to the superior voting rights of our Class B common stock and the power those rights confer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include statements regarding:

•	expected liquidity and financing plans;

•	expected future revenues, operations, expenditures and cash needs;

•	fluctuations in the commodity pricing of our recyclables, increases in landfill tipping fees and fuel costs and general economic and weather conditions;

•	projected future obligations related to capping, closure and post-closure costs of our existing landfills and any disposal facilities which we may own or operate in the future;

•	our ability to use our net operating losses and tax positions;

•	the projected development of additional disposal capacity or expectations regarding permits for existing capacity;

•	the recoverability or impairment of any of our assets or goodwill;

•	estimates of the potential markets for our products and services, including the anticipated drivers for future growth;

•	sales and marketing plans or price and volume assumptions;

•	the outcome of any legal or regulatory matter;

•	potential business combinations or divestitures; and

•	projected improvements to our infrastructure and impact of such improvements on our business and operations.

You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “target,” and other words and terms of similar meaning. You also can identify them by the fact that they do not relate strictly to historical or current facts. There are a number of important risks and uncertainties that could cause our actual results to differ materially from those indicated by forward-looking statements, including the factors referred to under the caption “Risk Factors” in this prospectus supplement. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference.

You should read these forward-looking statements carefully because they discuss our expectations regarding our future performance, future operating results or future financial condition, or state other “forward-looking” information. You should be aware that the occurrence of any of the events described under “Risk Factors” herein and in any document incorporated by reference herein and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein could substantially harm our business, results of operations and financial condition and that upon the occurrence of any of these events, the price of our Class A common stock could decline.

Factors that may cause actual results to differ from those contained in forward looking statements include, among others:

•	our outstanding indebtedness and borrowing costs and other repayment obligations, which restrict our future operations, including our ability to make future acquisitions;

•	the impact of the economic environment on our operating performance and financial position and on our ability to comply with certain covenants contained in our debt agreements;

•	the effects of substantial competition, including on our ability to maintain our operating margins;

•

the waste management industry is undergoing fundamental change as traditional waste streams are increasingly being viewed as renewable resources, which may adversely impact volumes and tipping fees at our landfills;

•	the impact of environmental and other regulations and litigation on our business, including the ability to attain, extend or modify permits and the impact of remediation charges;

•	the impact of changing prices or market requirements for recyclable materials;

•	the geographic concentration of our operations;

•	the possibility that we have not adequately accrued for capping, closure and post-closure costs related to our landfills, or the timing of these expenditures;

•	the fluctuations in fuel costs;

•	our ability to obtain third party financial assurances to secure our contractual obligations;

•	the seasonality of our revenues;

•	our ability to sell, divest or otherwise monetize assets and obtain fair value for such assets;

•	our ability to make successful acquisitions and to integrate acquired businesses and assets with our existing operations;

•

efforts by labor unions to organize our employees and the resulting diversion of management attention and increased operating expenses or disputes which may arise under existing collective bargaining agreements;

•	risks related to the concentration of voting power of our shares;

•	risks related to the notes and to debt securities generally;

•	the price of our common stock, which may impact our ability to access equity capital or to use our equity to finance acquisitions; and

•	the other risks described in this prospectus supplement under the caption “Risk Factors.”

We cannot guarantee any future results, levels of activity, performance or achievements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein as anticipated, believed, estimated or expected. The forward-looking statements contained or incorporated by reference herein represent our expectations as of the date of such statements (unless another date is indicated) and should not be relied upon as representing our expectations as of any other date. While we may elect to update these forward-looking statements, we specifically disclaim any obligation to do so, even if our expectations change.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $36,820,000, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds to us will be approximately $42,418,000, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes. Although we have not yet identified specific uses for these proceeds, we currently anticipate using the proceeds for some or all of the following purposes:

•	refinancing the Second Lien Notes and paying related transaction costs;

•	potential acquisitions of new businesses, technologies or products that we believe have the potential to complement or expand our business;

•	working capital;

•	capital expenditures; and

•	repayment and refinancing of other debt.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in deposit accounts, money-market funds, U.S. government-sponsored enterprise obligations and corporate obligations.

This public offering of Class A common stock is not conditioned upon the consummation of the offering of Senior Subordinated Notes and the offering of Senior Subordinated Notes is not conditioned upon the consummation of this public offering of Class A common stock.

CAPITALIZATION

The following table sets forth our capitalization as of July 31, 2012:

•	on an actual basis; and

•

on an as-adjusted basis to give effect to (i) the borrowing of $34.1 million under our Senior Credit Facility, (ii) the issuance of the Class A common stock offered hereby at an offering price of $4.00 per share and (iii) the offering of Senior Subordinated Notes and, in each case, the application of the estimated net proceeds therefrom as if they had occurred on July 31, 2012.

You should read this table in conjunction with “Summary—Summary Consolidated Financial Data” and “Use of Proceeds” appearing elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the accompanying notes, appearing in our Annual Report on Form 10-K for the fiscal year ended April 30, 2012, which is incorporated by reference into this prospectus supplement.

	July 31, 2012
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$3,505	$3,505

Long-term debt, including current portion of long-term debt:
Senior first lien revolving credit facility(1)	$84,000	$118,118
State of Maine revenue bonds due 2025	25,000	25,000
Financing lease obligations	2,073	2,073
11% senior second lien notes due 2014(2)	177, 687	—
7 3/4% senior subordinated notes due 2019 outstanding(3)	200,000	323,137
Other debt	2,046	2,046

Total debt	490, 806	470,374

Casella Waste Systems, Inc. stockholders’ equity(4)	7,043	27,460
Noncontrolling interest	2,513	2,513

Total stockholders’ equity	9,556	29,973

Total capitalization	$500,362	$500,347

(1)	Our Senior Credit Facility provides aggregate commitments of $227.5 million. The amount of borrowings presented above does not include outstanding letters of credit of approximately $29.7 million. Changes in the amounts of funds we receive from these offerings may result in adjustments to the amounts we borrow under our Senior Credit Facility.
(2)	Includes unamortized debt discount of approximately $2.3 million.
(3)	Includes unamortized debt discount of approximately $1.9 million.
(4)	Includes the $3.1 million write-off of deferred financing costs, the $2.3 million write-off of discount and the $11.0 million tender premium associated with the refinancing of the Second Lien Notes.

PRICE RANGE OF CLASS A COMMON STOCK

Our Class A common stock is listed on The NASDAQ Global Select Market under the symbol “CWST.” The following table shows the high and low per share sale prices of our Class A common stock for the periods indicated.

	High	Low
2013
First Quarter	$6.17	$4.81
Second Quarter (through September 21, 2012)	$5.55	$4.05

2012
First Quarter	$6.99	$5.00
Second Quarter	$6.90	$4.50
Third Quarter	$7.10	$5.50
Second Quarter (through June 13, 2011)	$7.15	$5.73

On September 27, 2012, the last sale price reported on The NASDAQ Global Select Market for our Class A common stock was $4.33 per share.

DIVIDEND POLICY

No dividends have ever been declared or paid on our Class A common stock and we do not anticipate paying any cash dividends on our Class A common stock in the foreseeable future. Our credit facility and indentures restrict the payment of dividends on our Class A common stock. We currently intend to retain earnings, if any, to support our business strategy. Payment of future dividends, if any, will be at the sole discretion of our board of directors after taking into account various factors, including our financial condition, operating results, capital requirements and any plans for expansion.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income and estate tax considerations applicable to non-U.S. holders with respect to their ownership and disposition of shares of our Class A common stock issued pursuant to this offering. This discussion is not tax advice. Accordingly, all prospective non-U.S. holders of our Class A common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Class A common stock. In general, a non-U.S. holder means a beneficial owner of our Class A common stock who is not for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or any other organization treatable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, publicly available and in effect as of the date of this prospectus supplement, all of which are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. We assume in this discussion that a non-U.S. holder holds shares of our Class A common stock as a capital asset, generally property held for investment.

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers, dealers or traders in securities;

•	pension plans;

•	controlled foreign corporations;

•	owners that hold our Class A common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or persons who hold their Class A common stock through partnerships or other pass-through entities for U.S. federal income tax purposes. A partner in a partnership or member in another pass-through entity that will hold our Class A common stock should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our Class A common stock through a partnership or other pass-through entity, as applicable.

There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our Class A common stock.

Distributions on Our Class A Common Stock

Distributions on our Class A common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the Class A common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Disposition of Our Class A Common Stock.”

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. If we determine, at a time reasonably close to the date of payment of a distribution on our Class A common stock, that the distribution will not constitute a dividend because we do not anticipate having current or accumulated earnings and profits, we intend not to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations. If we or another withholding agent withholds tax on such a distribution, a non-U.S. holder may be entitled to a refund of any excess tax withheld, which the non-U.S. holder may claim by timely filing a U.S. tax return with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our Class A common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gain on Sale, Exchange or Other Disposition of Our Class A Common Stock

In general, a non-U.S. holder will not be subject to any U.S. federal income tax or withholding tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our Class A common stock (other than a redemption that is treated as a distribution for U.S. federal income tax purposes and taxed as described above) unless:

•

the gain is effectively connected with a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Class A Common Stock” also may apply, unless an applicable tax treaty provides otherwise;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless (1) our Class A common stock is regularly traded on an established securities market and (2) the non-U.S. holder holds no more than 5% of our outstanding Class A common stock, directly or indirectly, actually or constructively, during the shorter of (i) the 5-year period ending on the date of the disposition or (ii) the period that the non-U.S. holder held our Class A common stock, which we refer to as the applicable test period. Because of the landfills and other real property interests we own, we may be a “U.S. real property holding corporation.” The determination of whether we are a U.S. real property holding corporation is fact specific and depends on the composition of our assets. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we are determined to be a U.S. real property holding corporation during the applicable test period of a non-U.S. holder, and our Class A common stock is and continues to be regularly traded on an established securities market, such a non-U.S. holder who (actually or constructively) holds or held (at any time during the applicable test period) more than 5% of our Class A common stock would be subject to U.S. federal income tax on any gain from disposition of our Class A common stock, but other non-U.S. holders generally would not be. In such case, the gain of a non-U.S. holder that held (at any time during the applicable test period) more than 5% of our Class A common stock would be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. resident, and the Non-US. Holder would be required to file a U.S. tax return with respect to such gain. If our Class A common stock is not so traded and we are determined to be a U.S. real property holding corporation during the applicable test period, all non-U.S. holders generally would be subject to U.S. federal income tax on any gain from disposition of our Class A common stock. In such case, transferees of our Class A common stock would generally be required to withhold 10% of the gross proceeds payable to the transferor. Any non-U.S. holder’s gain would be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. resident, and a non-U.S. holder would be required to file a U.S. tax return with respect to such gain. Although we anticipate that our Class A common stock will continue to be regularly traded on an established securities market, no assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. holders are encouraged to consult their own tax advisors regarding our possible status as a U.S. real property holding corporation and its possible consequences in their particular circumstances.

U.S. Federal Estate Tax

Shares of our Class A common stock that are owned or treated as owned at the time of death by an individual who is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, are considered U.S. situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our Class A common stock paid to such holder and the tax withheld, if any, with respect to such distributions.

Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our Class A common stock. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Class A Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our Class A common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Recent Legislation Relating to Foreign Accounts

Recently enacted legislation imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. holders who own shares of our Class A common stock through foreign accounts or foreign intermediaries and certain non-U.S. holders. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation is effective with respect to payments made after December 31, 2012, but recent IRS guidance and proposed Treasury regulations generally indicate that the 30% withholding tax will only apply to payments of dividends on our Class A common stock made after December 31, 2013 and payments of gross proceeds from a sale or other disposition of our Class A common stock made after December 31, 2014. This legislation may be subject to further modification, including finalization of proposed regulations, which may result in additional substantive changes to these rules. Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING

We are offering the shares of Class A common stock described in this prospectus supplement through a number of underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters (in such capacity, the “Representatives”). We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Class A common stock listed next to its name in the following table:

Underwriters	Number of shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,100,000
J.P. Morgan Securities LLC	4,100,000
KeyBanc Capital Markets Inc.	750,000
Raymond James & Associates, Inc.	750,000
Wunderlich Securities, Inc.	300,000

Total	10,000,000

The underwriters are committed to purchase all the Class A common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of Class A common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.1608 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters.

The underwriters have an option to buy up to 1,500,000 additional shares of Class A common stock from us at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions, to cover over-allotments, if any. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriters may sell up to approximately 25,000 shares of Class A common stock in this offering to one of our officers at $4.33 per share, which was the consolidated closing bid price of our Class A common stock on the NASDAQ Global Select Market on September 27, 2012. The underwriters will not receive any underwriting discounts or commissions on the sale of such shares. The number of shares that will be sold to this investor will depend on market conditions. We cannot provide any assurance as to the exact number of shares of Class A common stock that will be sold to such investor, if any. Any shares of Class A common stock not sold by the underwriters to such investor may be sold by the underwriters to other investors on the terms set forth in this prospectus supplement.

The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to us per share of Class A common stock. The underwriting fee is $0.268 per share. The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option	With option
Per share	$0.268	$0.268
Total	$2,680,000	$3,082,000

We estimate that our total unreimbursed expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $500,000.

We have agreed, subject to certain limited exceptions, for a period of 90 days after the date of this prospectus supplement, not to, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended, relating to, any shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for our Class A common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives. Notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event.

Our executive officers and directors have agreed that, subject to limited exceptions described below, for a period of 90 days from the date of this prospectus supplement, they will not, without the prior written consent of the Representatives, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock or Class B common stock, which we collectively refer to as the Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The restrictions described in the immediately preceding paragraph do not apply, subject to certain conditions, to the following:

•	transfers of shares of Common Stock as a bona fide gift or gifts;

•	the exercise of any option to purchase shares of Common Stock, provided that the underlying Common Stock continues to be subject to the restrictions set forth above;

•	transfers of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering;

•

transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the immediate family of the individual, to a trust the beneficiaries of which are exclusively the individual and/or a member or members of the immediate family of the individual or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held exclusively by the individual and/or a member or members of the immediate family of the individual in a transaction not involving a disposition for value;

•	transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock upon death by will or intestate succession;

•	transfers to any affiliate of the individual or any investment fund or other entity controlled or managed by the individual in a transaction not involving a disposition for value;

•	distributions of shares of Common Stock to partners, members or stockholders in a transaction not involving a disposition for value;

•

the entry into any trading plan established pursuant to Rule 10b5-1 of the Exchange Act, provided that no sales or other dispositions may occur under such plan until the expiration of the 90-day restricted period and that no filing or other public announcement, whether under the Exchange Act or otherwise, shall be required or shall be made by the individual or by us in connection with the trading plan during such restricted period; and

•	transfers, sales or dispositions of shares of Common Stock held by the individual pursuant to a trading plan in existence prior to the commencement of the restricted period.

The Representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of the Class A common stock, which involves the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, as amended, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them. These activities may have the effect of raising or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock, and, as a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The NASDAQ Global Select Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our Class A common stock on The NASDAQ Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The NASDAQ Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the Class A common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer, for certain of which the underwriters and their respective affiliates may receive proceeds from this offering in connection with the repayment thereof. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the new notes offered hereby.

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Comerica Bank, an affiliate of Comerica Securities, Inc., acted as joint arrangers for our Senior Credit Facility; and Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, serves as administrative agent and a lender under our Senior Credit Facility. Affiliates of J.P. Morgan Securities LLC, Comerica Securities, Inc. and KeyBanc Capital Markets Inc. also serve as lenders under our Senior Credit Facility. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as dealer manager in the concurrent Tender Offer. Certain of the underwriters may also act as underwriters in the concurrent notes offering. Additionally, certain of the underwriters or their affiliates may own Second Lien Notes and may receive proceeds upon our purchase of Senior Lien Notes pursuant to the Tender Offer or any subsequent redemption of Second Lien Notes.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

A. to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B. to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cahill Gordon & Reindel LLP.

EXPERTS

The consolidated financial statements of Casella Waste Systems, Inc. incorporated herein by reference to Casella Waste Systems, Inc.’s Annual Report on Form 10-K for the year ended April 30, 2012 have been audited by (i) McGladrey LLP, independent registered public accounting firm, with respect to the consolidated financial statements and financial statement schedule as of and for the years ended April 30, 2012 and April 30, 2011 and the effectiveness of Casella Waste Systems, Inc.’s internal control over financial reporting as of April 30, 2012 and (ii) Caturano and Company, P.C. (whose name has since changed to Caturano and Company, Inc.), with respect to the consolidated financial statements and financial statement schedule for the year ended April 30, 2010, before the effects of the adjustments related to the discontinued operations described in Note 16 to the consolidated financial statements included in Casella Waste Systems, Inc.’s Annual Report on Form 10-K for the year ended April 30, 2012, each as set forth in their reports thereon set forth therein and incorporated herein by reference. McGladrey LLP, an independent registered public accounting firm, audited the adjustments described in Note 16 that were applied retrospectively to the 2010 consolidated financial statements and financial statement schedule, as stated in their report incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov or on our website at http://www.casella.com. Information included on our website is not a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate into this prospectus supplement and the accompanying prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus automatically updates and supersedes previously filed information as applicable. The following documents filed with the SEC pursuant to the Exchange Act are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the year ended April 30, 2012, filed with the SEC on June 28, 2012, including portions of our definitive Proxy Statement on Schedule 14A, as filed with the SEC on August 27, 2012 in connection with our 2012 annual meeting of stockholders, to the extent specifically incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarterly period ended July 31, 2012 as filed with the SEC on August 30, 2012;

•	our Current Reports on Form 8-K filed with the SEC on May 2, 2012, June 27, 2012 (relating to Item 5.02) and September 24, 2012; and,

•	the description of our common stock contained in our Registration Statement on Form 8-A dated October 15, 1997.

In addition, this prospectus supplement incorporates by reference all documents and reports that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion or termination of this offering of Class A common stock even though they are not specifically identified in this prospectus supplement.

You may request, orally or in writing, a copy of the documents which are incorporated by reference, which will be provided to you at no cost by contacting: Casella Waste Systems, Inc., 780 Memorial Drive, Cambridge, Massachusetts 02139, Attention: Investor Relations, (617) 453-1000.

PROSPECTUS

$250,000,000

Casella Waste Systems, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Purchase Units

Warrants

Guarantees

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock trades on the Nasdaq Global Select Market under the symbol CWST.

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Casella Waste Systems, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.casella.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-23211) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended April 30, 2011 filed on June 20, 2011, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2011 Annual Meeting of Stockholders filed on August 26, 2011;

•	Our Current Report on Form 8-K filed on June 20, 2011; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on October 15, 1997, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Casella Waste Systems, Inc.

25 Greens Hill Lane

Rutland, Vermont 05701

Telephone: (802) 775-0325

Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, including statements relating to:

•	expected future revenues, operations, expenditures and cash needs;

•	fluctuations in the commodity pricing of our recyclables, increases in landfill tipping fees and fuel costs and general economic and weather conditions;

•	projected future obligations related to capping, closure and post-closure costs of our existing landfills and any disposal facilities which we may own or operate in the future;

•	expected liquidity and financing plans;

•	our ability to use our net operating losses and tax positions;

•	the projected development of additional disposal capacity or expectations regarding permits of existing capacity;

•	the recoverability or impairment of any of our assets or goodwill;

•	estimates of the potential markets for our products and services, including the anticipated drivers for future growth;

•	sales and marketing plans or price and volume assumptions;

•	the outcome of any legal or regulatory matter;

•	potential business combinations or divestitures; and

•	projected improvements to our infrastructure and impact of such improvements on our business and operations.

In addition, any statements contained in or incorporated by reference into this prospectus that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions, and should be read in conjunction with our consolidated financial statements and notes to consolidated financial statements incorporated by reference in this prospectus. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. The occurrence of the events described and the achievement of the expected results depends on many events, some or all of which are not predictable or within our control. Actual results may differ materially from those set forth in forward-looking statements.

There are a number of important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2011. We explicitly disclaim any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as otherwise required by law.

CASELLA WASTE SYSTEMS, INC.

Casella Waste Systems, Inc. is a vertically-integrated solid waste, recycling, and resource management services company. We provide resource management expertise and services to residential, commercial, municipal, and industrial customers, primarily in the areas of solid waste collection, transfer, disposal, recycling, and organics services. We operate in Vermont, New Hampshire, New York, Massachusetts, Maine, and Pennsylvania.

As of August 15, 2011, we owned and/or operated 31 solid waste collection operations, 29 transfer stations, 17 recycling facilities, nine Subtitle D landfills, three landfill gas to energy facilities, one landfill permitted to accept construction and demolition materials, and one waste-to-energy facility. In addition, we hold a 50% interest in US Green Fiber, LLC, a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber. We also hold a 8.2% interest in RecycleRewards, Inc., a company that markets an incentive based recycling service, and a 19.9% interest in Evergreen National Indemnity Company, a surety company which provides surety bonds to secure contractual performance for municipal solid waste collection contracts and landfill closure and post-closure obligations.

We manage our solid waste operations on a geographic basis through regional operating segments, each of which include a full range of solid waste services.

Our principal executive offices are located at 25 Greens Hills Lane, Rutland, Vermont, and our telephone number is (802) 775-0325.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges, our consolidated ratio of earnings to fixed charges and preferred stock dividends, and our deficiency of earnings to fixed charges and combined fixed charges and preferred stock dividends for each of the periods. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	April 30, 2011	April 30, 2010	April 30, 2009	April 30, 2008	April 30, 2007
Ratio of earnings to fixed charges	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends	—	—	—	—	—
Deficiency of earnings to fixed charges	$(24,903)	$(11,466)	$(63,928)	$(9,853)	$(32,072)
Deficiency of earnings to combined fixed charges and preferred stock dividends	$(24,903)	$(11,466)	$(63,928)	$(9,853)	$(37,651)

For purposes of determining the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, “earnings” consists of loss from continuing operations before income taxes and discontinued operations before adjustment for loss or income from equity method investees, plus fixed charges, less interest capitalized and “fixed charges” consists of interest expensed and capitalized, amortization of deferred financing costs, amortization of premium and discounts, and the portion of operating leases deemed to be representative of the interest factor.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. In this description, the word “Casella” refers only to Casella Waste Systems, Inc. and not to any of its subsidiaries. You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.”

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to this registration statement. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

General

The senior debt securities will be:

•	general unsecured and unsubordinated obligations of Casella;

•	equal in right of payment to all existing and future Senior Debt of Casella;

•	effectively subordinated to the secured debt of Casella, including the Second Lien Notes, to the extent of the value of the collateral securing such debt;

•

senior in right of payment to any future Indebtedness of Casella that expressly provides that it is junior in right of payment to the senior debt securities, including the Senior Subordinated Notes; and

•	unconditionally guaranteed by the Guarantors.

Unless provided otherwise in the applicable prospectus supplement, the senior debt securities will be guaranteed by each existing and future Restricted Subsidiary of Casella, other than any Foreign Subsidiary, any Insurance Subsidiary and certain Restricted Subsidiaries of Casella that do not guarantee the Senior Credit Facility, the Second Lien Notes or, in each case, any Permitted Refinancing Indebtedness in respect thereof.

The Subsidiary Guarantee by each Guarantor will be:

•	a general unsecured and unsubordinated obligation of such Guarantor;

•	equal in right of payment to all existing and future Senior Debt of such Guarantor;

•	effectively subordinated to the secured debt of each Guarantor, including the guarantees of the Second Lien Notes, to the extent of the value of the collateral securing such debt;

•	effectively subordinated to all of the liabilities, including trade payables, of Casella’s Subsidiaries that are not providing a Subsidiary Guarantee;

•	senior in right of payment to all future senior subordinated Indebtedness of such Guarantor; and

•

senior in right of payment to all future Indebtedness of such Guarantor that expressly provides that it is junior in right of payment to the Subsidiary Guarantee of such Guarantor, including the guarantees of the Senior Subordinated Notes.

Unless the applicable prospectus supplement provide otherwise, all Subsidiaries will be “Restricted Subsidiaries.” However, under certain circumstances, we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not guarantee the senior debt securities or be subject to the restrictive covenants in the indenture, but transactions between Casella and/or any of its Restricted Subsidiaries on the one hand and any of the Unrestricted Subsidiaries on the other hand will be subject to certain restrictive covenants.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the series of debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities; and

•	any other material terms of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Transfer and Exchange

A Holder may transfer or exchange the senior debt securities in accordance with the indenture. The Registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Casella may require a Holder to pay any taxes and fees required by law or permitted by the indenture. The registered Holder of a senior debt security will be treated as the owner of it for all purposes.

Certain Covenants

Set forth below are summaries of certain covenants contained in the indenture.

Liens

Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the indenture and the senior debt securities are secured on an equal and ratable basis with the obligation so secured until such time as such is no longer secured by a Lien; provided that if such obligation is by its terms expressly subordinated to the senior debt securities or any Subsidiary Guarantee, the Lien securing such obligation shall be subordinate and junior to the Lien securing the senior debt securities and the Subsidiary Guarantees with the same relative priority as such subordinate or junior obligation shall have with respect to the senior debt securities and the Subsidiary Guarantees.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on or in respect of its Equity Interests to Casella or any of Casella’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Casella or any of Casella’s Restricted Subsidiaries;

(2)	make loans or advances to Casella or any of Casella’s Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to Casella or any of Casella’s Restricted Subsidiaries.

However, the preceding restrictions will not apply, with respect to any series of Securities, to encumbrances or restrictions existing under or by reason of:

(1)	the Senior Credit Facility, the Second Lien Notes Documents or any Existing Indebtedness, in each case, as in effect on the Issue Date of any such series and any amendments or refinancings thereof; provided that such amendments or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in the Senior Credit Facility, the Second Lien Notes Documents, the Senior Subordinated Notes Documents or such Existing Indebtedness, as applicable, as in effect on the date of the indenture;

(2)	the indenture and the senior debt securities;

(3)	applicable law, rule, regulation or order of any governmental authority;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Casella or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)	customary non-assignment provisions (and sublease restrictions) in leases entered into in the ordinary course of business and consistent with past practices;

(6)	Purchase Money Obligations that impose restrictions only on the property acquired of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

(8)	Permitted Refinancing Indebtedness; provided that such dividend and other restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption “—Liens” that limit the right of Casella or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(10)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements (including, without limitation, agreements with respect to Restricted Subsidiaries that are not wholly owned) and other similar agreements entered into in the ordinary course of business;

(11)	customary restrictions on cash or other deposits or net worth imposed by customers or government authorities under contracts or other agreements entered into in the ordinary course of business; and

(12)	any agreement relating to a Sale and Leaseback Transaction, Purchase Money Obligation, industrial revenue bond or Capital Lease Obligation, in each case, otherwise not prohibited by the indenture, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a Sale and Leaseback Transaction, Purchase Money Obligation, industrial revenue bond or capital lease.

Reports

Whether or not required by the SEC, so long as any senior debt securities are outstanding, Casella will furnish to the Holders of senior debt securities, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Casella were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Casella’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Casella were required to file such reports;

provided that any such above information or reports filed with the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system of the SEC (or successor system) and available publicly on the Internet shall be deemed to be furnished to the Holders of senior debt securities.

Also, Casella has agreed that, for so long as any senior debt securities remain outstanding, Casella will furnish to the Holders of senior debt securities, in each quarterly and annual report, the dollar amount of debt of Casella that would serve as the threshold for evaluating any entity that is a beneficial holder’s compliance with the first paragraph under “Limitation on Ownership of Senior Debt Securities.”

If Casella has designated any of its Subsidiaries as Unrestricted Subsidiaries, and the Unrestricted Subsidiaries taken as a whole account for at least 5.0% of the Consolidated EBITDA (calculated for Casella and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of Casella and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Casella and its Restricted Subsidiaries separate from the financial condition and results of operations of Casella’s Unrestricted Subsidiaries.

In addition, whether or not required by the SEC, Casella will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Casella agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, Casella will post the reports specified in the preceding sentence on its website within the time periods that would apply if Casella were required to file those reports with the SEC.

Casella and the Guarantors have agreed that, for so long as any senior debt securities remain outstanding, Casella and the Guarantors will furnish to Holders of senior debt securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Merger, Consolidation, or Sale of Assets

(a) Casella may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Casella is the surviving corporation); or (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of Casella’s properties or assets (determined on a consolidated basis for Casella and its Restricted Subsidiaries), in one or more related transactions, to another Person, unless:

(1)	either: (A) Casella is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than Casella) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (the “Surviving Person”) is a corporation organized under the laws of the United States, any State thereof or the District of Columbia;

(2)	the Surviving Person assumes all the obligations of Casella under the senior debt securities, the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3)	immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction).

The foregoing clause (3) shall not apply to (a) a merger or consolidation of any Restricted Subsidiary with or into Casella or (b) a transaction solely for the purpose of and with the effect of reincorporating Casella in another jurisdiction and/or forming a holding company to hold all of the Capital Stock of Casella or forming an intermediate holding company to hold all of the Capital Stock of Casella’s Subsidiaries.

In the event of any transaction described in and complying with the conditions listed in the preceding paragraph in which Casella is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Casella and Casella will be discharged from all obligations and covenants under the indenture and the senior debt securities.

(b) No Guarantor may, and Casella will not cause or permit any Guarantor to, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

(1)	immediately after such transaction, no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction); and

(2)	the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under its Subsidiary Guarantee, the indenture pursuant to agreements reasonably satisfactory to the trustee.

The requirements of this clause (b) shall not apply to (x) a consolidation or merger of any Guarantor with or into Casella or any other Guarantor so long as Casella or a Guarantor survives such consolidation or merger or (y) any sale of a Guarantor, by consolidation or merger.

(c) Casella will deliver to the trustee prior to the consummation of each proposed transaction an Officers’ Certificate certifying that the conditions set forth above are satisfied and an Opinion of Counsel, which opinion may contain customary exceptions and qualifications, that the proposed transaction and the supplemental indenture, if any, comply with the indenture.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for a continued period of 30 days in the payment when due of interest on the senior debt securities, whether or not prohibited by the subordination provisions of the indenture;

(2)	default in payment when due of the principal of or premium, if any, on the senior debt securities, whether or not prohibited by the subordination provisions of the indenture;

(3)	failure by Casella or any of its Restricted Subsidiaries to comply with any of the other agreements or covenants in the indenture or the senior debt securities for 60 days after delivery of written notice of such failure to comply by the trustee or Holders of not less than 25% of the principal amount of the senior debt securities then outstanding;

(4)	default by Casella or any of its Restricted Subsidiaries under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness whether such Indebtedness now exists or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the applicable grace period (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(5)	failure by Casella or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(6)	except as permitted by the indenture, any Subsidiary Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(7)	a court having jurisdiction in the premises enters (a) a decree or order for relief in respect of Casella or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging Casella or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Casella or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Casella or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order of the type in clause (a) or (b) above remains unstayed and in effect for a period of 60 consecutive days; or

(8)	Casella or any of its Significant Subsidiaries:

(a)	commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

(b)	consents to the entry of a decree or order for relief in respect of Casella or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Casella or any of its Significant Subsidiaries; or

(c)	files a petition, as debtor, or answer or consent seeking reorganization or relief under any applicable federal or state law; or

(d)	consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Casella or any of its Significant Subsidiaries or of any substantial part of its property; or

(e)	makes an assignment for the benefit of creditors; or

(f)	admits in writing its inability to pay its debts generally as they become due.

In the case of an Event of Default under clause (7) or (8) with respect to Casella or any Significant Subsidiary, all outstanding senior debt securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding senior debt securities may declare all the senior debt securities to be due and payable immediately.

Holders of the senior debt securities may not enforce the indenture or the senior debt securities except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding senior debt securities may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the senior debt securities notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of a series of senior debt securities then outstanding by notice to the trustee may on behalf of the Holders of all of the senior debt securities of such series waive any existing Default and its consequences under the indenture except a continuing Default in the payment of interest on, or the principal or premium of, the senior debt securities of such series.

Casella is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default, Casella is required to deliver to the trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Casella or any Guarantor, as such, shall have any liability for any obligations of Casella or the Guarantors under the senior debt securities, the indenture, the Guarantors’ Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of senior debt securities by accepting a senior debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the senior debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Casella may, at its option and at any time, elect to have all of its Obligations discharged with respect to any series of outstanding senior debt securities and the indenture, and all Obligations of the Guarantors discharged with respect to their related Subsidiary Guarantees (“Legal Defeasance”) except for:

(1)	the rights of Holders of such outstanding senior debt securities to receive payments in respect of the principal of, premium, if any, and interest on such senior debt securities when such payments are due from the trust referred to below;

(2)	Casella’s obligations with respect to such senior debt securities concerning issuing temporary senior debt securities, registration of senior debt securities, mutilated, destroyed, lost or stolen senior debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Casella’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, Casella may, at its option and at any time, and with respect to any series of outstanding senior debt securities elect to have the obligations of Casella and the Guarantors released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default with respect to such senior debt securities. In the event Covenant Defeasance occurs, (i) any event described in clauses (3), (4), (5) or (6) of the definition of “Event of Default” will no longer constitute an Event of Default with respect to such senior debt securities and (ii) any event described in clauses (1), (2), (7) or (8) of the definition of “Event of Default” will continue to constitute an Event of Default with respect to the senior debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Casella must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the applicable series of senior debt securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such outstanding senior debt securities on the Stated Maturity or on the applicable redemption date, as the case may be, and Casella must specify whether such senior debt securities are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, Casella shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) Casella has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such outstanding senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Casella shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the Holders of such outstanding senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit), or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; provided that such Legal Defeasance or Covenant Defeasance, as the case may be, shall be deemed to have occurred on the date of such deposit, subject to an Event of Default from bankruptcy or insolvency within such 91-day period;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Casella or any of its Restricted Subsidiaries is a party or by which Casella or any of its Restricted Subsidiaries is bound;

(6)	Casella must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by Casella with the intent of preferring the Holders of senior debt securities over the other creditors of Casella with the intent of defeating, hindering, delaying or defrauding creditors of Casella or others; and

(7)	Casella must deliver to the trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Casella and the Guarantors, when authorized by board resolutions, and the trustee may enter into one or more supplemental indentures to amend the indenture or any series of senior debt securities with the written consent of Holders of a majority of the principal amount of the then outstanding senior debt securities of such series. The Holders of a majority in principal amount of then outstanding senior debt securities of any series may waive any existing Default or compliance with any provision of the indenture or such senior debt securities without prior notice to any holder of senior debt securities.

Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any senior debt securities held by a non-consenting Holder):

(1)	reduce the principal amount of senior debt securities of any series whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change or have the effect of changing the fixed maturity of any senior debt security or alter the provisions with respect to the redemption of the senior debt securities;

(3)	reduce the rate of or change the time for payment of interest on any senior debt security;

(4)	waive an uncured Default in the payment of principal of or premium, if any, or interest on the senior debt securities (except a rescission of acceleration of the senior debt securities by the Holders of at least a majority in aggregate principal amount of the senior debt securities of the affected series and a waiver of the payment default that resulted from such acceleration);

(5)	make any senior debt security payable in money other than that stated in such senior debt security;

(6)	impair or affect the right of any Holder of senior debt securities to receive payment of principal of and interest on such senior debt securities on or after the due dates therefor or to institute suit for payment for the enforcement of any such payment on or after the due dates therefor, or make any changes in the provisions of the indenture permitting Holders of a majority in principal amount of any series senior debt securities to waive any past Default and its consequences;

(7)	waive a redemption payment with respect to any senior debt securities;

(8)	release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture otherwise than in accordance with the terms of the indenture;

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of or prior notice to any Holder of senior debt securities, Casella and the trustee may amend or supplement the indenture or the senior debt securities:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

(3)	to provide for the assumption of Casella’s obligations to Holders of senior debt securities in the case of a merger or consolidation or sale of all or substantially all of Casella’s assets;

(4)	to make any change that would provide any additional rights or benefits to the Holders of senior debt securities or that does not adversely affect the legal rights under the indenture of any Holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(6)	to evidence and provide for the acceptance of appointment under the indenture by a successor or replacement trustee.

The consent of Holders of the senior debt securities is not necessary under the indenture to approve the particular form of any proposed amendment; it is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the indenture becomes effective, Casella is required to mail to the applicable Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

Limitation on Ownership of Senior Debt Securities

Unless provided otherwise in the applicable prospectus supplement, the indenture will require that each entity that is a beneficial holder of senior debt securities not knowingly acquire senior debt securities such that, after giving effect thereto, such entity owns 10% or more of the consolidated debt of Casella for which relevant subsidiaries of Casella are obligated (and to dispose of senior debt securities or other debt of Casella to the extent such entity becomes aware of exceeding such threshold), if such ownership would require consent of any regulatory authority under applicable law or regulation governing solid waste operators and such consent has not been obtained.

Casella and each Guarantor will use commercially reasonable efforts to obtain the consent, permit modification, exemption or other relief necessary for any entity that is a beneficial holder or potential beneficial holder of senior debt securities to exceed any applicable debt ownership level under any applicable law or regulation promptly following written request by such entity that is a beneficial holder or potential beneficial holder (provided that such entity that is a beneficial holder or potential beneficial holder would qualify as an eligible or suitable holder under such law or regulation); provided , however , that nothing in this paragraph shall affect the provisions of the prior paragraph requiring a beneficial holder to dispose of senior debt securities or other debt if such consent has not been obtained and the failure to have such consent would constitute a violation of applicable law or regulation.

Governing Law

The indenture, the senior debt securities and the Subsidiary Guarantees will be governed by the laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

The payment of all Obligations on or relating to any series of the subordinated debt securities is subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Obligations on Senior Debt of Casella (including all Obligations with respect to the Senior Credit Facility and all obligations with respect to the Second Lien Notes, whether outstanding on the Issue Date for such series or thereafter incurred). Notwithstanding the foregoing, payments and distributions made from the trust established pursuant to the provisions described under “—Legal Defeasance and Covenant Defeasance” shall not be so subordinated in right of payment so long as the payments into the trust were made in accordance with the requirements described under “—Legal Defeasance and Covenant Defeasance” and did not violate the subordination provisions when they were made.

The Subsidiary Guarantee of each Guarantor of the subordinated debt securities will be subordinated to the prior payment in full in cash or cash equivalents of all Senior Debt of that Guarantor to the same extent that the subordinated debt securities are subordinated to Senior Debt of Casella.

The holders of Senior Debt will be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of Senior Debt before the Holders of any series of subordinated debt securities will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, such series of the subordinated debt securities (other than payments or distributions of Permitted Junior Securities) in the event of any distribution to creditors of Casella:

(1)	in a total or partial liquidation, dissolution or winding up of Casella;

(2)	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Casella or its assets;

(3)	in an assignment for the benefit of creditors; or

(4)	in any marshalling of Casella’s assets and liabilities.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Casella, Holders of subordinated debt securities may recover less ratably than creditors of Casella who are holders of Senior Debt.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“ Affiliate “ of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“ amend “ means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“ asset “ means any asset or property, whether real, personal or other, tangible or intangible.

“ Attributable Debt “ in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“ Board of Directors “ means (1) in the case of a corporation, the board of directors and (2) in all other cases, a body performing substantially similar functions as a board of directors.

“ Capital Lease Obligation “ means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“ Capital Stock “ means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“ Cash Equivalents “ means:

(1)	a marketable obligation, maturing within one year after issuance thereof, issued, guaranteed or insured by the government of the United States of America or an instrumentality or agency thereof;

(2)

demand deposits, certificates of deposit, eurodollar time deposits, banker’s acceptances, in each case, maturing within one year after issuance thereof, and overnight bank deposits, in each case, issued by any lender under the Senior Credit Facility, or a U.S. national or state bank or trust company or a European, Canadian or Japanese bank having capital, surplus and undivided profits of at least $500.0 million and whose long-term unsecured debt has a rating of “A” or better by S&P or A2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers’ acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33 1 / 3 % of all Investments described in this definition);

(3)	open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-2 or better by S&P or P-2 or better by Moody’s, or the equivalent rating by any other nationally recognized rating agency;

(4)	repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; and

(5)	shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of the assets of which consist of the type specified in clauses (1) through (4) above.

“ Consolidated EBITDA “ means, with respect to any Person, for any period, the sum (without duplication) of

(1)	Consolidated Net Income, and

(2)	to the extent Consolidated Net Income has been reduced thereby,

(a)	all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or income taxes attributable sales or dispositions outside the ordinary course of business to the extent that gains or losses from such transactions have been excluded from the computation of Consolidated Net Income),

(b)	Consolidated Interest Expense, and

(c)	Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (except to the extent such non-cash item increasing Consolidated Net Income relates to a cash benefit for any future period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“ Consolidated Fixed Charge Coverage Ratio “ means, with respect to any Person, the ratio of (x) Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending on or prior to the Transaction Date to (y) Consolidated Fixed Charges of such Person for the Four Quarter Period.

For purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to the incurrence, repayment or redemption of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation and any incurrence, repayment or redemption of other Indebtedness, other than the incurrence, repayment or redemption of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence, repayment or redemption, as the case may be, occurred on the first day of the Four Quarter Period.

In addition, Investments (including any designation of unrestricted Subsidiary), revocations or designated as an unrestricted Subsidiary, acquisitions, dispositions, mergers and consolidations that have been made by Casella or any of its Restricted Subsidiaries during the Four Quarter Period or subsequent to the Four Quarter Period and on or prior to the Transaction Date shall be given effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act, to the extent applicable, assuming that all such Investments, revocations, acquisitions, dispositions, mergers and consolidations (and the reduction or increase of any associated Consolidated Fixed Charges, and the change in Consolidated EBITDA, resulting therefrom) had occurred on the first day of the Four Quarter Period. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into Casella or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, revocation, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, revocation, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a Person other than Casella or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such Guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such Guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(1)	interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the weighted average rate of interest during the Four Quarter Period;

(2)	if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3)	notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the weighted average rate per annum during the Four Quarter Period resulting after giving effect to the operation of such agreements.

“ Consolidated Interest Expense “ means, with respect to any Person for any period, the sum of, without duplication,

(1)	the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

(a)	any amortization of debt premium, discount and deferred financing costs, excluding (x) the write-off and non-cash amortization of debt premium, discount and deferred financing costs as a result of the prepayments of Indebtedness and (y) the amortization of debt premium, discount and deferred financing costs in connection with the debt securities, the Second Lien Notes, the Senior Subordinated Notes and Permitted Refinancing Indebtedness in respect thereof, and the Senior Credit Facility;

(b)	the net costs under Hedging Obligations;

(c)	all capitalized interest; and

(d)	the interest portion of any deferred payment obligation;

(2)	the interest component of Capital Lease Obligations and Attributable Debt paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

(3)	all interest on any Indebtedness of the type described in clause (a) or (b) of the concluding sentence of the first paragraph of the definition of “Indebtedness.”

“ Consolidated Net Income “ means, with respect to any Person (such Person, for purposes of this definition, the “Referent Person”), for any period, the net income (or loss) of the Referent Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from such net income (loss), to the extent otherwise included therein, without duplication,

(1)	after-tax gains or losses on asset sales outside the ordinary course of business or abandonments or reserves relating thereto;

(2)	after-tax extraordinary gains or extraordinary losses determined in accordance with GAAP;

(3)	the net income (but not loss) of any Restricted Subsidiary of the Referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted;

(4)	the net income or loss of any Person that is not a Restricted Subsidiary of the Referent Person except to the extent of cash dividends or distributions paid to the Referent Person or to a Wholly Owned Restricted Subsidiary of the Referent Person (subject, in the case of a dividend or distribution paid to a Restricted Subsidiary, to the limitation contained in clause (3) above);

(5)	any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)	the net income of any Person earned prior to the date it becomes a Restricted Subsidiary of the Referent Person or is merged or consolidated with the Referent Person or any Restricted Subsidiary of the Referent Person;

(7)	in the case of a successor to the Referent Person by consolidation or merger or as a transferee of the Referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(8)	gains or losses from the cumulative effect of any change in accounting principles, methods or interpretations;

(9)	the write-off of deferred financing costs as a result of the prepayments of Indebtedness on the Issue Date; and

(10)	gains or losses from the extinguishment of Indebtedness.

“ Consolidated Non-cash Charges “ means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries reducing the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding any such charges to the extent requiring an accrual of or a reserve for cash charges for any future period, but not excluding non-cash charges for closure, capping or post-closure obligations with respect to any landfills to the extent such obligations are not payable prior to the maturity date of the debt securities).

“ Default “ means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“ Designated Senior Debt “ means (1) the Senior Credit Facility and all Hedging Obligations with respect thereto, (2) the obligations under the Second Lien Notes Documents and (3) any other Senior Debt permitted under the indenture (a) the principal amount of which is $25.0 million or more and (b) that has been designated by Casella as “Designated Senior Debt.”

“ Disqualified Capital Stock “ means any class or series of Capital Stock of any Person that by its terms or otherwise is

(1)	required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the principal of the debt securities; or

(2)	convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the principal of the debt securities.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of an “asset sale” will not constitute Disqualified Capital Stock if such requirement only becomes operative after compliance with such terms applicable to the debt securities, including the purchase of any debt securities tendered pursuant thereto.

“ Equity Interests “ means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ Existing Indebtedness “ means Indebtedness of Casella and its Restricted Subsidiaries in existence on the Issue Date with respect to any series of debt securities (after giving effect to the use of proceeds from the offering of the debt securities on the Issue Date).

“ Foreign Subsidiary “ means any Restricted Subsidiary of Casella organized under the laws of any jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“ Four Quarter Period “ has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“ GAAP “ means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in effect on the date of the indenture.

“ Government Securities “ means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.

“ Guarantee “ means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“ Guarantors “ means:

(1)	each of the Restricted Subsidiaries of Casella that is a borrower (other than Casella) or guarantor under the Senior Credit Facility or the indenture governing the Second Lien Notes as of the Issue Date; and

(2)	each other Subsidiary of Casella that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns, and in each case, until such Person is released from its Subsidiary Guarantee in accordance with the provisions of the indenture.

“ Hedging Obligations “ means, with respect to any Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign currency collar agreements, foreign currency hedging agreements or foreign currency swap agreements or other similar arrangements or agreements; and

(2)	forward contracts, commodity swap agreements, commodity option agreements or other similar agreements or arrangements.

“ Holder “ means the registered holder of any debt security.

“ incur “ means to directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness and “incurrence” shall have a correlative meaning. For the avoidance of doubt, the accrual of interest, accretion or amortization of original issue discount and increase in the liquidation preference of Preferred Stock in lieu of payment of cash dividends thereon shall not be an incurrence.

“ Indebtedness “ means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(6)	representing any Hedging Obligations;

(7)	representing any Disqualified Capital Stock of such Person and any Preferred Stock issued by a Restricted Subsidiary of such Person; or

(8)	in respect of Attributable Debt,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Capital Stock and Preferred Stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), and (b) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2)	the maximum fixed price upon the mandatory redemption or repurchase (including upon the option of the holder), in the case of Disqualified Capital Stock of such Person;

(3)	the maximum voluntary or involuntary liquidation preferences plus accrued and unpaid dividends, in the case of Preferred Stock of a Restricted Subsidiary of such Person; and

(4)	the principal amount thereof, together with any interest thereon that is more than 30 days past due and any premium thereon if such Indebtedness is redeemable at the option of the holder at such date, in the case of any other Indebtedness.

“ Insurance Subsidiary “ means a Wholly Owned Restricted Subsidiary of Casella organized and operated as a captive insurance subsidiary under the laws of any State of the United States.

“ Investments “ means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” excludes (1) extensions of trade credit by Casella and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Casella or such Restricted Subsidiary, as the case may be, and (2) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of Casella or any warrants, options or other rights to purchase or acquire any such Capital Stock. If Casella or any Restricted Subsidiary of Casella sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Casella such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Casella, Casella shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of .” The amount of any Investment shall be the original cost of such Investment, without any adjustments for increases or decreases in value, or write-ups, write downs or write-offs with respect to such Investment but less all cash distributions constituting a return of capital.

“ Issue Date “ means the date on which any series of the debt securities are first issued.

“ Lien “ means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“ Moody’s “ means Moody’s Investors Service, Inc. or any successor thereto.

“ Obligations “ means, with respect to any Indebtedness, the principal, premium, if any, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

“ Officers’ Certificate “ means a certificate signed on behalf of Casella by any one of the following: the Chief Executive Officer, the President, the Vice President Finance, the Chief Financial Officer, Treasurer, Controller or the Secretary of Casella and delivered to the trustee.

“ Opinion of Counsel “ means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an employee of or counsel to Casella, a Guarantor or the trustee.

“ Permitted Junior Securities “ means: (1) Equity Interests in Casella or any Guarantor; (2) debt securities of Casella or any Guarantor that are subordinated to all Senior Debt and any debt securities issued in a plan of reorganization in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the debt securities and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to the indenture; or (3) the Senior Subordinated Notes.

“ Permitted Liens “ means:

(1)	Liens on assets of Casella or any Guarantor to secure Senior Debt of Casella or such Guarantor;

(2)	Liens in favor of Casella or any Restricted Subsidiary;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Casella or any Restricted Subsidiary of Casella; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Casella or its Restricted Subsidiary;

(4)	Liens on property existing at the time of acquisition thereof by Casella or any Restricted Subsidiary of Casella; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the property so acquired;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens existing on the date of the indenture and continuation statements with respect to such Liens filed in accordance with the provisions of the Uniform Commercial Code or similar state commercial codes;

(7)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(8)	Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the indenture; provided that such Liens (a) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (b) do not extend to or cover any property or assets of Casella or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

(9)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptance issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(10)	Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(11)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(12)	Liens securing Hedging Obligations;

(13)	deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(14)	Liens of carriers, warehousemen, mechanics and materialmen, and other like liens incurred in the ordinary course of business;

(15)	Liens on any landfill acquired after the date of the indenture securing reasonable royalty or similar payments (determined by reference to volume or weight utilized) due to the seller of such landfill as a consequence of such acquisition;

(16)	Liens securing cash management obligations of Casella and its Restricted Subsidiaries that are secured by the collateral securing the Senior Credit Facility;

(17)	other Liens incurred in the ordinary course of business of Casella or any Restricted Subsidiary of Casella with respect to obligations that do not exceed $5.0 million at any one time outstanding; and

(18)	Liens on assets of any Restricted Subsidiary that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary permitted hereunder.

“ Permitted Refinancing Indebtedness “ means any Indebtedness of Casella or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of Casella or any of its Restricted Subsidiaries; provided that:

(1)	the principal amount (or accreted value, if applicable) or liquidation preference of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus accrued interest and premium, if any, on the Indebtedness, or the liquidation preference, plus accrued dividends and premium, if any, on the Preferred Stock, so refinanced (plus the amount of reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date, or mandatory redemption date, later than the final maturity date, or mandatory redemption date as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Preferred Stock being refinanced;

(3)	if the Indebtedness being refinanced is subordinated in right of payment to the debt securities, or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the debt securities on terms at least as favorable to the Holders of debt securities or the Subsidiary Guarantees, as applicable, as those contained in the documentation governing the Indebtedness being refinanced;

(4)	if the Indebtedness being refinanced ranks pari passu with the debt securities or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness ranks pari passu with, or is subordinated in right of payment to, the debt securities or the Subsidiary Guarantees, as applicable;

(5)	Preferred Stock shall be refinanced only with Preferred Stock; and

(6)	the obligor(s) on the Permitted Refinancing Indebtedness thereof shall include only obligor(s) on such Indebtedness being refinanced, Casella and/or one or more of the Guarantors.

“ Person “ means an individual, partnership, corporation, limited liability company, firm, association, joint stock company, unincorporated organization, trust, bank, trust company, land trust, business trust or other enterprise, joint venture, or a governmental agency or political subdivision thereof or other entity.

“ Preferred Stock “ of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

“ Purchase Money Obligations “ means Indebtedness of Casella or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the business of Casella or such Restricted Subsidiary; provided , however , that (1) the aggregate amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be incurred no later than 180 days after the acquisition of such assets or such construction or improvement and (3) such Indebtedness shall not be secured by any assets of Casella or any of its Restricted Subsidiaries other than the assets so acquired, constructed or improved.

“ Qualified Capital Stock “ means any Capital Stock of Casella that is not Disqualified Capital Stock.

“ Referent Person “ has the meaning set forth in the definition of “Consolidated Net Income.”

“ refinance “ means to extend, refinance, renew, replace, defease or refund, including successively; and “refinancing” and “refinanced” shall have correlative meanings.

“ Representative “ means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“ Restricted Subsidiary “ of a Person means any Subsidiary of the Referent Person that is not an Unrestricted Subsidiary.

“ S&P “ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“ Sale and Leaseback Transaction “ means an arrangement relating to property now owned or hereafter acquired whereby Casella or a Restricted Subsidiary of Casella transfers such property to a Person and Casella or a Restricted Subsidiary of Casella leases it from such Person.

“ SEC “ means the Securities and Exchange Commission.

“ Second Lien Notes “ means Casella’s 11.0% Senior Second Lien Notes due 2014 issued under the Second Lien Notes Documents.

“ Second Lien Notes Documents “ means that certain indenture dated as of July 9, 2009 by and among Casella, the guarantors named therein and Wilmington Trust Company, as trustee, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement indenture.

“ Senior Credit Facility “ means the Amended and Restated Credit Agreement, dated as of March 18, 2011, by and among Casella, certain subsidiaries of Casella named as guarantors therein, Bank of America, N.A., as administrative agent, Bank of America, N.A., as lender, and the other lenders party thereto, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other borrowers, agents, creditors, lenders or group of creditors or lenders.

“ Senior Debt “ means:

(1)	all Indebtedness outstanding under the Senior Credit Facility, and all Hedging Obligations with respect thereto;

(2)	all Indebtedness outstanding under the Second Lien Notes and the Second Lien Notes Documents, and all Hedging Obligations with respect thereto;

(3)	any other Indebtedness of Casella or a Guarantor not prohibited under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the debt securities or subordinated in right of payment to the debt securities or any other Indebtedness of Casella; and

(4)	all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)	any liability for federal, state, local or other taxes owed or owing by Casella;

(2)	any Indebtedness of Casella to any of its Subsidiaries or other Affiliates;

(3)	any trade payables; or

(4)	any Indebtedness that is incurred in violation of the indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (4) if the holders(s) of such obligation or their Representative shall have received an Officers’ Certificate of Casella to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date of the initial borrowing thereunder is made would not) violate the indenture).

Significant Subsidiary “ means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7), (8) or (9) of Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under Clause (1) of this definition.

“ Stated Maturity “ means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“ Senior Subordinated Notes “ means Casella’s 7 3 / 4 Senior Subordinated Notes due 2019.

“ Senior Subordinated Notes Documents “ means that certain indenture dated as of February 7, 2011 by and among Casella, the guarantors named therein and U.S. Bank National Association, as trustee, including any notes, instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement indenture.

“ Subsidiary “ means, with respect to any Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“ Subsidiary Guarantee “ means the Guarantee by each Guarantor of Casella’s payment obligations under the indenture and the debt securities, executed pursuant to the indenture.

“ Transaction Date “ means the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio.

“ Unrestricted Subsidiary “ of any Person means

(1)	any Subsidiary of such Person that at the time of determination has been designated an Unrestricted Subsidiary, and has not been redesignated a Restricted Subsidiary, in accordance with the “—Designation of Restricted and Unrestricted Subsidiaries” covenant; and

(2)	any Subsidiary of such Unrestricted Subsidiary.

“ Weighted Average Life to Maturity “ means, when applied to any Indebtedness or Disqualified Capital Stock at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount or liquidation preference of such Indebtedness or Disqualified Capital Stock.

“ Wholly Owned Restricted Subsidiary “ of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our certificate of incorporation, our by-laws and applicable provisions of Delaware corporate law. This summary is not complete. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 100,000,000 shares of class A common stock, 1,000,000 shares of class B common stock and 944,250 shares of preferred stock. As of August 25, 2011, 25,898,225 shares of class A common stock were outstanding, 988,200 shares of class A common stock were issuable upon the conversion of outstanding shares of class B common stock, and no shares of preferred stock were outstanding. The only common stock that we would offer under this prospectus is class A common stock.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the chief executive officer or the chairman of the board of directors. Except as may be otherwise provided by applicable law, our restated certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. On all matters submitted to a vote of our stockholders, the holders of our class A common stock are entitled to one vote per share, and the holders of our class B common stock are entitled to ten votes per share. The holders of all classes of our common stock entitled to vote will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, except that the holders of class A common stock, voting separately as a class, will at all times be entitled to elect one director, and such director may be removed, with or without cause, only by the holders of our class A common stock.

Dividends. The holders of our class A common stock and class B common stock are entitled to receive dividends if, as and when such dividends are declared by our board of directors out of assets legally available therefor, subject to any preferential rights of our preferred stock, if any. We may not make any dividend or distribution to any holder of any class of our common stock unless simultaneously with such dividend or distribution we make the same dividend or distribution with respect to each outstanding share of our common stock regardless of class. In the case of a dividend or other distribution payable in shares of a class of our common stock, including distributions pursuant to stock splits or divisions of common stock, only shares of our class A common stock may be distributed with respect to class A common stock, and only shares of our class B common stock may be distributed with respect to class B common stock. Whenever a dividend or distribution, including distributions pursuant to stock splits or divisions of common stock, is payable in shares of a class of common stock, the number of shares of each class of common stock payable per share of such class of common stock shall be equal in number. In the case of dividends or other distributions consisting of our other voting securities or of voting securities of any corporation which is a wholly-owned subsidiary of ours, we shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects except that:

•	the voting rights of each such security issued to the holders of class A common stock shall be one-tenth of the voting rights of each such security issued to holders of class B common stock;

•

such security issued to holders of class B common stock shall convert into the security issued to the holders of class A common stock upon the same terms and conditions applicable to the conversion of class B common stock into class A common stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of our class B common stock; and

•

with respect only to dividends or other distributions of voting securities of any corporation which is a wholly owned subsidiary of ours, the respective voting rights of each such security issued to holders of class A common stock and class B common stock with respect to elections of directors shall otherwise be as comparable as is practicable to those of our class A common stock and class B common stock, respectively.

In the case of dividends or other distributions consisting of securities convertible into, or exchangeable for, our voting securities or of voting securities of any corporation which is a wholly owned subsidiary of ours, we are required to provide that such convertible or exchangeable securities and the underlying securities are identical in all respects, including, without limitation, the conversion or exchange rate, except that the underlying securities shall have the same differences as they would have if we issued voting securities of ours or of a wholly-owned subsidiary of ours rather than issuing securities convertible into, or exchangeable for, such securities.

Reclassification and Merger. In the event we enter into any consolidation, merger, combination or other transaction in which shares of our common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of our common stock will be exchanged for or changed into either:

•

the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of common stock is exchanged or changed; provided, however, that if shares of common stock are exchanged for or changed into shares of capital stock, such share so exchanged for or changed into may differ to the extent and only to the extent that our class A common stock and class B common stock differ as provided in our certificate of incorporation; or

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if holders of each class of common stock are to receive different distributions of stock, securities, cash and/or any other property, an amount of stock, securities, cash and/or property per share having a value, as determined by an independent investment banking firm of national reputation selected by our board of directors, equal to the value per share into which or for which each share of any other class of common stock is exchanged or changed.

Liquidation and Dissolution. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment or provision for payment of our debts and our other liabilities and after making provision for the holders of our preferred stock, if any, our remaining assets and funds, if any, will be divided among and paid ratably to the holders of our class A common stock and class B common stock treated as a single class.

Other Rights. The holders of our class A common stock and class B common stock are not entitled to preemptive rights. None of the class A common stock or class B common stock may be subdivided or combined in any manner unless the other class of common stock is subdivided or combined in the same proportion. We may not make any offering of options, rights or warrants to subscribe for shares of class B common stock. If we make an offering of options, rights or warrants to subscribe for shares of any other class or classes of capital stock (other than class B common stock) to all holders of a class of common stock, then we are required to simultaneously make an identical offering to all holders of the other classes of common stock other than to any class the holders of which, voting as a separate class, agree that such offering need not be made to such class. All such options, rights or warrants offerings shall offer the respective holders of class A common stock and class B common stock the right to subscribe at the same rate per share.

Transfer Agent and Registrar. Computershare is transfer agent and registrar for the Class A common stock.

Preferred Stock

As of August 25, 2011, no shares of preferred stock were outstanding. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete.

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Board of Directors. Our certificate of incorporation and by-laws provide for the division of our board of directors into three classes as nearly equal in size as possible, with no class having more than one director more than any other class, with staggered three-year terms. The director nominated by holders of our class A common stock and elected to office is a class I director. Our certificate of incorporation and by-laws provide that directors may be removed with or without cause by the vote of the holders of shares representing at least 75% of the votes which all of our stockholders would be entitled to cast at any election of directors, other than an election of the class A director. The class A director may be removed only by the holders of at least 75% of the outstanding shares of our class A common stock. Moreover, our certificate of incorporation and by-laws provide that any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The term of any director elected to fill a vacancy between annual meetings will last until the next annual meeting and until such director’s successor has been elected and qualified, or until his earlier death, resignation or removal. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, us.

Removal of Directors by Stockholders. Delaware law provides that members of our board of directors may only be removed for cause by a vote of the holders of a majority of the outstanding shares entitled to vote on the election of the directors.

Stockholder Nomination of Directors. Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (x) the 90th day prior to the date of such meeting and (y) the 10th day following the day on which notice of the date such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first.

No Action By Written Consent. Our restated certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Delaware Business Combination Statute. Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, is applicable to us, Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•

prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•

the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Directors’ Liability

Our certificate of incorporation provides that a member of the board of directors will not be personally liable to us or our stockholders for monetary damages for breaches of their legal duties to us or our stockholders as a director, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Our certificate of incorporation also allows us to indemnify directors and officers to the fullest extent authorized by Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, depositary share agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements and financial statement schedule of Casella Waste Systems, Inc. and subsidiaries (the “Company”) included in the Company’s Annual Report (Form 10-K) as of and for the year ended April 30, 2011, and the effectiveness of the Company’s internal control over financial reporting as of April 30, 2011 have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and financial statement schedule of Casella Waste Systems, Inc. and subsidiaries (the “Company”) included in the Company’s Annual Report (Form 10-K) as of April 30, 2010 and for the two years ended April 30, 2010, have been audited by Caturano and Company, P.C. (whose name has since changed to Caturano and Company, Inc.), independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

10,000,000 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Co-Managers

KeyBanc Capital Markets	Raymond James	Wunderlich Securities

September 28, 2012